                                                                  Exhibit 10.26


                      AMENDED AND RESTATED CREDIT AGREEMENT

                                   dated as of

                                  JUNE 15, 2001

                                  by and among

                             WILSON GREATBATCH LTD.,

                            the LENDERS Party Hereto

                                       and

                     MANUFACTURERS AND TRADERS TRUST COMPANY
                             as Administrative Agent


                                  $100,000,000

                                TABLE OF CONTENTS

ARTICLE I   DEFINITIONS                                                                                          1
------------------------------------------------------------------------------------------------------------------
1.01     DEFINED TERMS.                                                                                          1
1.02     TERMS GENERALLY.                                                                                       17
1.03     ACCOUNTING TERMS; GAAP.                                                                                17

ARTICLE II  THE CREDIT FACILITIES                                                                               19
------------------------------------------------------------------------------------------------------------------
2.01     TERM LOAN FACILITIES.                                                                                  19
2.02     REVOLVING CREDIT FACILITIES.                                                                           20
2.03     REQUESTS FOR CREDIT LINE LOANS.                                                                        21
2.04     REQUESTS FOR SWINGLINE LOANS.                                                                          22
2.05     LETTERS OF CREDIT.                                                                                     24
2.06     FUNDING OF BORROWINGS.                                                                                 28
2.07     INTEREST ELECTIONS.                                                                                    29
2.08     TERMINATION AND REDUCTION OF THE COMMITMENTS.                                                          30
2.09     REPAYMENT AND PREPAYMENT OF LOANS; EVIDENCE OF DEBT.                                                   31
2.10     FEES.                                                                                                  34
2.11     INTEREST.                                                                                              36
2.12     ALTERNATE RATE OF INTEREST.                                                                            36
2.13     INCREASED COSTS.                                                                                       37
2.14     BREAK FUNDING PAYMENTS.                                                                                38
2.15     TAXES.                                                                                                 38
2.16     PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SET-OFFS.                                           39
2.17     MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS.                                                        41

ARTICLE III REPRESENTATIONS AND WARRANTIES                                                                      42
------------------------------------------------------------------------------------------------------------------
3.01     ORGANIZATION; POWERS.                                                                                  42
3.02     AUTHORIZATION; ENFORCEABILITY.                                                                         42
3.03     GOVERNMENTAL APPROVALS; NO CONFLICTS.                                                                  42
3.04     FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE.                                                       43
3.05     PROPERTIES.                                                                                            43
3.06     LITIGATION AND ENVIRONMENTAL MATTERS.                                                                  43
3.07     COMPLIANCE WITH LAWS AND AGREEMENTS.                                                                   44
3.08     INVESTMENT AND HOLDING COMPANY STATUS.                                                                 44
3.09     TAXES.                                                                                                 44
3.10     ERISA.                                                                                                 44
3.11     DISCLOSURE.                                                                                            44
3.12     USE OF CREDIT.                                                                                         45

ARTICLE IV  CONDITIONS                                                                                          45
------------------------------------------------------------------------------------------------------------------
4.01     EFFECTIVE DATE.                                                                                        45
4.02     EACH CREDIT EVENT.                                                                                     47

ARTICLE V   AFFIRMATIVE COVENANTS                                                                               48
------------------------------------------------------------------------------------------------------------------
5.01     FINANCIAL STATEMENTS AND OTHER INFORMATION.                                                            48
5.02     NOTICES OF MATERIAL EVENTS.                                                                            49
5.03     EXISTENCE: CONDUCT OF BUSINESS.                                                                        50

5.04     FUTURE SUBSIDIARIES; SUBSIDIARY GUARANTORS.                                                            50
5.05     FUTURE PARENT ENTITIES; PARENT GUARANTORS.                                                             50
5.06     PAYMENT OF OBLIGATIONS.                                                                                50
5.07     MAINTENANCE OF PROPERTIES; INSURANCE.                                                                  50
5.08     BOOKS AND RECORDS; INSPECTION RIGHTS.                                                                  51
5.09     COMPLIANCE WITH LAWS.                                                                                  51
5.10     USE OF PROCEEDS.                                                                                       51

ARTICLE VI  NEGATIVE COVENANTS                                                                                  51
------------------------------------------------------------------------------------------------------------------
6.01     INDEBTEDNESS.                                                                                          51
6.02     LIENS.                                                                                                 54
6.03     FUNDAMENTAL CHANGES.                                                                                   54
6.04     LINES OF BUSINESS.                                                                                     56
6.05     RESTRICTIVE AGREEMENTS.                                                                                56
6.06     INVESTMENTS, LOANS, ADVANCES, GUARANTEES AND ACQUISITIONS; HEDGING AGREEMENTS.                         57
6.07     RESTRICTED PAYMENTS.                                                                                   57
6.08     TRANSACTIONS WITH AFFILIATES.                                                                          58
6.09     SALE AND LEASE-BACK TRANSACTIONS.                                                                      58
6.10     CERTAIN FINANCIAL COVENANTS.                                                                           58

ARTICLE VII EVENTS OF DEFAULT                                                                                   59
------------------------------------------------------------------------------------------------------------------

ARTICLE VIII THE ADMINISTRATIVE AGENT                                                                           61
------------------------------------------------------------------------------------------------------------------

ARTICLE IX  MISCELLANEOUS                                                                                       63
------------------------------------------------------------------------------------------------------------------
9.01     NOTICES.                                                                                               63
9.02     WAIVERS; AMENDMENTS.                                                                                   65
9.03     EXPENSES; INDEMNITY; DAMAGE WAIVER.                                                                    66
9.04     SUCCESSORS AND ASSIGNS.                                                                                68
9.05     SURVIVAL.                                                                                              70
9.06     COUNTERPARTS; INTEGRATION; EFFECTIVENESS.                                                              71
9.07     SEVERABILITY.                                                                                          71
9.08     RIGHT OF SETOFF.                                                                                       71
9.09     GOVERNING LAW; JURISDICTION: ETC.                                                                      71
9.10     WAIVER OF JURY TRIAL.                                                                                  72
9.11     HEADINGS.                                                                                              72
9.12     TREATMENT OF CERTAIN INFORMATION: CONFIDENTIALITY.                                                     72


SCHEDULE I - Commitments
SCHEDULE II - Existing Indebtedness, Liens and Investments
SCHEDULE III - Litigation
SCHEDULE IV - Environmental Matters
SCHEDULE V - Existing Letters of Credit


EXHIBIT A - Form of Assignment and Acceptance
EXHIBIT B - Form of Opinion of Counsel to the Borrower
EXHIBIT C - Form of Term Note

                                                                              ii

EXHIBIT D - Form of Revolving Credit Note
EXHIBIT E - Form of Revolving Credit Borrowing Request
EXHIBIT F1 - Form of Interest Election Request for Term Loan Borrowing EXHIBIT F2 - Form of Interest Election Request for Revolving Credit Borrowing EXHIBIT G - Form of Borrower Compliance Certificate

      AMENDED AND RESTATED CREDIT AGREEMENT dated as of June 15, 2001, by and among WILSON GREATBATCH LTD., a New York corporation, the LENDERS party hereto, and MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation, as Administrative Agent.

      Pursuant to a Credit Agreement dated as of January 12, 2001 (the "ORIGINAL CREDIT AGREEMENT") the Lenders (as hereinafter defined) extended credit to the Borrowers (as hereinafter defined) in an aggregate principle or face amount not exceeding Sixty Million Dollars ($60,000,000) at any one time outstanding (the "ORIGINAL CREDIT FACILITIES").

      The Borrower has requested that the Lenders extend and replace the Original Credit Facilities and increase the amount of the Original Credit Facilities by extending credit to it in an aggregate principal or face amount not exceeding One Hundred Million Dollars ($100,000,000), make available Swingline Loans (as hereinafter defined), and make such other changes to the Original Credit Facilities as further described herein. The Lenders are prepared to extend such additional credit, and make such further changes to the Original Credit Facilities, upon the terms and conditions hereof, and, accordingly, the Original Credit Agreement shall be amended and restated in its entirety to read as follows:

                             ARTICLE I DEFINITIONS

1.01 DEFINED TERMS. As used in this Agreement, the following terms have the meanings specified below:

      "ABR", when used in reference to any Loan or Borrowing, indicates that such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Base Rate.

      "ADJUSTED LIBOR" means, with respect to any ALR Loan for the related Interest Period, the rate PER ANNUM that is equal to the sum of (a) the Applicable Margin, PLUS (b) the rate PER ANNUM obtained by multiplying (i) the LIBOR, by (ii) the Eurocurrency Reserve Rate, all as conclusively determined by the Administrative Agent, such sum to be rounded up, if necessary, to the nearest whole multiple of one hundredth (1/100th) of one percent (1%).

      "ADJUSTED BASE RATE" means, for any day, a rate PER ANNUM equal to the greater of (a) the sum of the Prime Rate in effect on such day PLUS the Applicable Margin in effect for such day, and (b) the sum of the Federal Funds Effective Rate in effect on such day, PLUS one-half of one percent (0.500%), PLUS the Applicable Margin in effect for such day.

      "ADMINISTRATIVE AGENT" means M&T, in its capacity as administrative agent for the Lenders hereunder.

      "ADMINISTRATIVE AGENT'S ACCOUNT" means an account designated by the Administrative Agent in a notice to the Borrower and the Lenders.

      "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

      "AFFILIATE" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

      "ALR", when used in reference to any Loan or Borrowing, indicates that such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBOR.

      "APPLICABLE MARGIN" means, for any day, (a) with respect to any ABR Loan the applicable rate PER ANNUM set forth below under the caption "ABR Spread",
(b) with respect to any ALR Loan, the applicable rate PER ANNUM set forth below under the caption "LIBOR Spread", or (c) with respect to the revolving credit fees payable hereunder, the applicable rate PER ANNUM set forth below under the caption "Revolving Credit Fee Rate", respectively, based upon the Leverage Ratio as at the end of the most recent fiscal quarter; PROVIDED, HOWEVER, that during the period commencing on the Effective Date and ending on December 28, 2001, the Applicable Margin shall be the applicable rate PER ANNUM set forth below in Category 2; and PROVIDED, FURTHER, that, notwithstanding the foregoing, during the period commencing on the Effective Date and ending on December 28, 2001, if the Leverage Ratio equals or exceeds 2.500 to 1, the Applicable Margin shall be the applicable rate PER ANNUM set forth below in Category 1, which Category 1 shall remain effective until the earlier of (i) the date on which the Applicable Margin is less than 2.500 to 1, and (ii) December 28, 2001; PROVIDED, FURTHER, during the period commencing on and including December 29, 2001, and at all times thereafter, the Applicable Margin shall be the applicable rate PER ANNUM set forth below opposite the Leverage Ratio as at the end of the most recent fiscal quarter.

-------------------------------------------------------------------------------------------------------------------------
                LEVERAGE RATIO (= "X")                                   ABR SPREAD        LIBOR SPREAD      REVOLVING
                                                                                                           CREDIT FEE RATE
-------------------------------------------------------------------------------------------------------------------------
   CATEGORY 1: X greater than and equal to 2.500 : 1                        0.250           2.500              0.500
-------------------------------------------------------------------------------------------------------------------------
   CATEGORY 2:  2.000 : 1 less than and equal to X less than 2.500: 1       0.000             2.125            0.375
-------------------------------------------------------------------------------------------------------------------------
   CATEGORY 3:  1.500 : 1 less than and equal to X less than 2.000 : 1     -0.250             1.750            0.250
-------------------------------------------------------------------------------------------------------------------------
   CATEGORY 4:  1.000 : 1 less than and equal to X less than 1.500 : 1     -0.500             1.500            0.125
-------------------------------------------------------------------------------------------------------------------------
   CATEGORY 5:  X less than 1.000 : 1                                      -0.750             1.250            0.125
-------------------------------------------------------------------------------------------------------------------------

For purposes of the foregoing, each change in the Applicable Margin resulting from a change in the Leverage Ratio shall be effective as to any Loans then outstanding or thereafter made during the period commencing on and including the date three (3) Business Days after delivery to the Administrative Agent of the Consolidated financial statements pursuant to Section 5.01(a) or 5.01(b), as applicable, indicating such change and ending on the date immediately preceding the effective date of the next such change; PROVIDED that the Applicable Margin shall be deemed to be in Category 1: (i) at any time that an Event of Default has occurred and is continuing; and (ii) if the Borrower fails to deliver the Consolidated financial statements required to be delivered by it pursuant to
Section 5.01(a) or 5.01(b), during the period commencing on the expiration date of the time for delivery thereof and ending on the date three (3) Business Days after such Consolidated financial statements are delivered.

      "APPLICABLE PERCENTAGE" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment as set forth opposite such Lender's name on SCHEDULE I or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. If the Commitments have terminated or expired, each Lender's Applicable Percentage shall be determined based upon the Commitments most recently in effect, after giving effect to any assignments of any Commitments by or among the Lenders.

      "ASSET PURCHASE AGREEMENT" shall have the meaning ascribed to such term in
Section 4.01(k).

      "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of EXHIBIT A or any other form approved by the Administrative Agent.

      "AVAILABILITY PERIOD" means, with respect to the Revolving Credit Commitments, the period from and including the Effective Date to but excluding the earlier of the Revolving Credit Commitment Termination Date and the date of termination of the Revolving Credit Commitments.

      "BOARD" means the Board of Governors of the Federal Reserve System of the United States of America.

      "BORROWER" means Wilson Greatbatch Ltd., a New York corporation.

      "BORROWER PLEDGE AGREEMENT" shall have the meaning ascribed to such term in Section 4.01(h), as such agreement may be modified, amended or supplemented from time to time.

      "BORROWING" means (a) all ABR Loans made, converted or continued on the same date, or (b) all ALR Loans (or portions thereof) that have the same Interest Period.

      "BORROWING REQUEST" means a request by the Borrower for a Borrowing of Revolving Credit Loans in accordance with Section 2.03 or 2.04, as applicable.

      "BUSINESS DAY" means any day (a) that is not a Saturday, Sunday or other day on which commercial banks in Buffalo, New York are authorized or required by law to remain closed, and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a continuation or conversion of or into, or the Interest Period for, an ALR Borrowing, or to a notice by the Borrower with respect to any such Borrowing, payment, prepayment, continuation, conversion, or Interest Period, a day that is also a day on which dealings in deposits for United States Dollars are carried out in the London interbank market.

      "CAPITAL LEASE OBLIGATIONS" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

      "CASH INTEREST EXPENSE" of any Person means, for any period, the sum (without duplication and in accordance with GAAP) of the following: (a) all interest in respect of Indebtedness (including the interest component of any payments in respect of Capital Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period), PLUS (b) the net amount payable (or MINUS the net amount receivable) under interest rate Hedging Agreements during such period (whether or not actually paid or received during such period), MINUS (c) the sum of (i) interest income during such period, PLUS
(ii) all amounts attributable to non-cash items of interest expense, all as determined in accordance with GAAP.

      "CHANGE IN CONTROL" means any time at which (a) Wilson Greatbatch Technologies, Inc. shall cease to beneficially own in the aggregate one hundred percent (100%) of the total combined voting power of all classes of voting stock of Wilson Greatbatch Intermediate Holdings, Inc., free and clear of all Liens (including, without limitation, pursuant to any voting trust or other agreement to which such shareholder becomes a party or bound by, that in any way limits the right or ability of such shareholder to exercise one hundred percent (100%) of such total combined voting powers); or (b) Wilson Greatbatch Intermediate Holdings, Inc. shall cease to beneficially own in the aggregate one hundred percent (100%) of the total combined voting power of all classes of voting stock of the Borrower, free and clear of all Liens (including, without limitation, pursuant to any voting trust or other agreement to which such shareholder becomes a party or bound by, that in any way limits the right or ability of such shareholder to exercise one hundred percent (100%) of such total combined voting powers).

      "CHANGE IN LAW" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement, or (c) compliance by any Lender or the Issuing Lender (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender's or the Issuing Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

      "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

      "COLLATERAL AGENCY AGREEMENT" shall have the meaning ascribed to such term in Section 6.01(a)(iv), as such agreement may be modified, amended or supplemented from time to time.

      "COMMITMENT" means, with respect to a Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Commitment and Term Loan Commitment hereunder. The initial amount of each Lender's Commitment is set forth on SCHEDULE I, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The "COMMITMENTS" shall mean the aggregate amounts of all Lenders' commitments to make Loans and to acquire participations in Letters of Credit hereunder; the initial amount of the Commitments is One Hundred Million Dollars ($100,000,000).

      "COMPLIANCE CERTIFICATE" means a certificate of a Financial Officer as described in Section 5.01(c).

      "CONSOLIDATED", "CONSOLIDATING" or "CONSOLIDATED BASIS" means, except as otherwise specifically provided for in this Agreement, the consolidation of the accounts of the Borrower and the Guarantors in accordance with GAAP, including principles of consolidation.

      "CONSOLIDATED EBITDA" means, for any period, the sum of the following on a Consolidated basis: (a) Net Income for such period, PLUS (b) without duplication and to the extent deducted in computing such Net Income for such period, the sum of (i) Consolidated Cash Interest Expense, PLUS (ii) income tax expense, PLUS
(iii) depreciation and amortization expense, PLUS (iv) amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), PLUS (v) amortization of intangibles (including, but not limited to, goodwill) and organization costs, PLUS (vi) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in such Net Income for such period, losses on sales of assets outside of the ordinary course of business), PLUS (vii) any other non-cash charges, and MINUS (c) to the extent included in computing such Net Income for such period, the sum of (i) any extraordinary, unusual or nonrecurring income or gains (including, whether or not otherwise includable as a separate item in such Net Income for such period, gains on the sales of assets outside of the ordinary course of business) , PLUS (ii) any other non-cash income. Solely in connection with the determination of Consolidated EBITDA for any period ending on March 30, 2001, the premium ("premium") payable to the holders of Borrower's 13% Senior Subordinated Notes due 2007 in the original principal amount of Twenty Five Million Dollars ($25,000,000) in connection with the repayment of such notes prior to their stated maturity shall be added back to Net Income pursuant to clause (b) of this definition; provided, in no event shall the aggregate amount of the premium to be added back to Net Income in determining Consolidated EBITDA pursuant to this sentence exceed an amount equal to One Million Seven Hundred Thirty Four Thousand Dollars ($1,734,000).

      "CONSOLIDATED FIXED CHARGES" means, for any period, the sum of the following on a Consolidated basis: (a) capital expenditures, PLUS (b) Cash Interest Expense, PLUS (c) all regularly scheduled repayments of principal of Indebtedness (including principal repayments of the Term Loan and principal repayments of any Capital Lease Obligations), MINUS, (d) for such period, the sum of (i) the cost of financing any capital expenditures described in clause
(a) of this definition, PLUS (ii) interest income during such period.

      "CONSOLIDATED FUNDED DEBT" means, at any time, the sum of the following (without duplication and in accordance with GAAP) on a Consolidated basis: (a) all interest-bearing Indebtedness; PLUS (b) Capital Lease Obligations; PLUS (c) synthetic lease obligations.

      "CONTROL" and "CONTROLLING" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLED" has the correlative meaning to such terms.

      "CREDIT EXPOSURE" means, with respect to a Lender, at any time, the sum of
(a) such Lender's Revolving Credit Exposure at such time, PLUS (b) the outstanding principal amount of such Lender's Term Loan at such time.

      "CREDIT LINE LOAN" and "CREDIT LINE LOANS" means, individually and collectively, each Loan made by the Lenders under the Revolving Credit Facility as requested by the Borrower pursuant to Section 2.03.

      "DEFAULT" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

      "DISCLOSED MATTERS" means the actions, suits and proceedings disclosed in
SCHEDULE III and the environmental matters disclosed in SCHEDULE IV.

      "DOLLARS" or "$" refers to lawful money of the United States of America.

      "EFFECTIVE DATE" means the date on which the conditions specified in
Section 4.01 are satisfied (or waived in accordance with Section 9.02).

      "ENVIRONMENTAL LAWS" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

      "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment, or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

      "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

      "ERISA EVENT" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan,
(e) the receipt by the Borrower or any ERISA Affiliate from the PBGC of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Multiemployer Plan, or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

      "EVENT OF DEFAULT" has the meaning assigned to such term in ARTICLE VII.

      "EUROCURRENCY RESERVE RATE" means, for any Interest Period, a fraction (expressed as a decimal) the numerator of which is the number one (1) and the denominator of which is the number one (1) MINUS the arithmetic mean, taken over each day in such Interest Period, of the aggregate of the maximum reserve percentages established by the Board (including any marginal, special, emergency or supplemental reserves) expressed as a decimal to which the Administrative Agent is subject for "Eurocurrency Liabilities" (as that term is used in Regulation D of the Board). ALR Loans shall be deemed to constitute "Eurocurrency Liabilities" and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage for "Eurocurrency Liabilities".

      "EXCESS CASH FLOW" means, for any period, on a Consolidated basis, the excess of: (i) Consolidated EBITDA during such period OVER (ii) the sum of (a) the amount any voluntary prepayments of the Loans made pursuant to the provisions of Sections 2.09(b)(i) or 2.09(b)(iii), as applicable, (b) the amount of any cash used in connection with a transaction permitted pursuant to the provisions of Section 6.03(c)(iii), (c) interest paid, (d) taxes paid, (e) distributions, (f) dividends, (g) scheduled debt repayments or mandatory prepayments of the Term Loans made pursuant to the provisions of Section 2.09(b)(ii)[B], (h) funded capital expenditures, (i) Capital Lease Obligations, and (j) increases, if any, in working capital.

      "EXCLUDED TAXES" means, with respect to the Administrative Agent, any Lender, the Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.17(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to deliver documentation prescribed by applicable law that permits payments made to such Foreign Lender to be made without holding taxes, except to the extent that such Foreign Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.15(a).

      "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average (rounded upwards, if necessary, to the next one hundredth (1/100th) of one percent (1%)) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next one hundredth (1/100th) of one percent (1%)) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

      "FINANCIAL OFFICER" means the chief financial officer, treasurer or vice president-finance of the Borrower.

      "FIXED CHARGES COVERAGE RATIO" means the ratio of Consolidated EBITDA to Consolidated Fixed Charges as at the end of each fiscal quarter and measured for the four (4) consecutive fiscal quarters ending on the last day of such fiscal quarter; PROVIDED, (i) the items contained in clauses (a) and (d) of the definition of Consolidated Fixed Charges as at the end of any fiscal quarter shall be measured for the four (4) consecutive fiscal quarters ending on the last day of such fiscal quarter, and (ii) the items contained in clauses (b) and
(c) of the definition of Consolidated Fixed Charges (collectively, the "DEBT FIXED CHARGES") (A) as at the end of the second (2nd) fiscal quarter ending in 2001 shall equal the product of two (2) multiplied by the debt fixed charges as measured for the two (2) consecutive fiscal quarters ending on the last day of such fiscal quarter, and (B) as at the end of the third (3rd) fiscal quarter ending in 2001 shall equal the product of one and one-third (1.33) multiplied by the debt fixed charges as measured for the three (3) consecutive fiscal quarters ending on the last day of such fiscal quarter. The determination of the Fixed Charges Coverage Ratio shall be based upon the Consolidated financial statements delivered pursuant to Section 5.01(a) or 5.01(b), as applicable.

      "FOREIGN LENDER" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

      "GAAP" means generally accepted accounting principles in the United States of America.

      "GBAC" means GB Acquisition Co., Inc., a Delaware corporation and indirect wholly-owned Subsidiary of the Borrower.

      "GOVERNMENTAL AUTHORITY" means the government of the United States of America, or of any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

      "GUARANTEE" of or by any Person (the "GUARANTOR") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; PROVIDED that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

      "GUARANTOR" and "GUARANTORS" means, individually and collectively, each Parent Guarantor and each Subsidiary Guarantor.

      "GUARANTY AGREEMENT" and "GUARANTY AGREEMENTS", individually and collectively, shall have the meaning ascribed to such terms in Section 4.01(f), as any such agreement may be modified, amended or supplemented from time to time.

      "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyl's, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

      "HEDGING AGREEMENT" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

      "Hittman Pledge Agreement" shall have the meaning ascribed to such term in
Section 4.01(i), as such agreement may be modified, amended or supplemented from time to time.

      "HOLDINGS" means WGL Intermediate Holdings, Inc., a Delaware corporation and the owner of all of the issued and outstanding capital stock of the Borrower.

      "INDEBTEDNESS" of any Person means, without duplication (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such

Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

      "INDEMNIFIED TAXES" means Taxes other than Excluded Taxes.

      "INTELLECTUAL PROPERTY SECURITY AGREEMENTS" shall have the meaning ascribed to such term in Section 4.01(g), as the same may be modified, amended or supplemented from time to time.

      "INTEREST COVERAGE RATIO" means the ratio of Consolidated EBITDA to Consolidated Cash Interest Expense as at the end of each fiscal quarter and measured for the four (4) consecutive fiscal quarters ending on the last day of such fiscal quarter; PROVIDED, Consolidated Cash Interest Expense (a) as at the end of the second (2nd) fiscal quarter ending in 2001 shall equal the product of two (2) multiplied by the Consolidated Cash Interest Expense as measured for the two (2) consecutive fiscal quarters ending on the last day of such fiscal quarter, and (b) as at the end of the third (3rd) fiscal quarter ending in 2001 shall equal the product of one and one-third (1.33) multiplied by the Consolidated Cash Interest Expense as measured for the three (3) consecutive fiscal quarters ending on the last day of such fiscal quarter. The determination of the Interest Coverage Ratio shall be based upon the Consolidated financial statements delivered pursuant to Section 5.01(a) or 5.01(b), as applicable.

      "INTEREST ELECTION REQUEST" means a request by the Borrower to convert a Borrowing to, or continue a Borrowing as an ABR Borrowing or ALR Borrowing in accordance with Section 2.07.

      "INTEREST PAYMENT DATE" means (a) with respect to any ABR Loan, the first day of each calendar month, and (b) with respect to any ALR Loan, the next Business Day immediately following the last day of each Interest Period therefor.

      "INTEREST PERIOD" means, (a) for any ALR Loan or ALR Borrowing, the period commencing on the date of such Loan, or with respect to such Borrowing, the date specified in the applicable Interest Election Request as the commencement date of the Interest Period for such Borrowing, and ending on the numerically corresponding day in the calendar month that is one (1), two (2), three (3) or six (6) months thereafter, or (b) with respect to any portion of any ALR Loan or Borrowing that is scheduled to be repaid on the Maturity Date or the Commitment Termination Date, a period of less than one (1) month's duration commencing on the date of such Loan, or with respect to such Borrowing, the date specified in the applicable Interest Election Request as the commencement date of the Interest Period for such Borrowing, and ending on the Maturity Date or Commitment Termination Date, as applicable; PROVIDED that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, and (ii) any Interest Period (other than an Interest Period pertaining to an ALR Borrowing that ends on the Maturity Date or Commitment Termination Date, as applicable, that is permitted to be of less than one (1) month's duration as provided in this definition) that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Revolving Credit Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan as an ALR Loan, and the date of a Borrowing comprising a Revolving Credit Loan, multiple Revolving Credit Loans, or any portion of a Revolving Credit Loan or Revolving Credit Loans, that has or have, respectively, been converted or continued shall be the effective date of the most recent conversion or continuation of such Loan, Loans or portion thereof. The date of the Term Loans shall be the date on which such Loans are made.

      "ISSUING LENDER" means M&T, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(j).

      "LC DISBURSEMENT" means a payment made by the Issuing Lender pursuant to a Letter of Credit.

      "LC EXPOSURE" means, at any time, the sum of (a) the aggregate undrawn amounts of all outstanding Letters of Credit at such time, PLUS (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

      "LENDERS" means the Persons listed on SCHEDULE I and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

      "LETTER OF CREDIT" means any standby letter of credit issued pursuant to this Agreement.

      "LETTER OF CREDIT DOCUMENTS" means, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit, or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

      "LEVERAGE RATIO" means the ratio of (a) Consolidated Funded Debt, MINUS cash, MINUS cash equivalent investments, as at the end of each fiscal quarter, to (b) Consolidated EBITDA as at the end of each fiscal quarter, and measured for the four (4) consecutive fiscal quarters ending on the last day of such fiscal quarter. The determination of the Leverage Ratio shall be based upon the Consolidated financial statements delivered pursuant to Section 5.01(a) or 5.01(b), as applicable.

      "LIBOR" means for any Interest Period, the PER ANNUM rate, as determined by the Administrative Agent from any broker, quoting service or commonly available source utilized by the Administrative Agent, at which United States Dollar deposits in immediately available funds are offered to leading banks in the London interbank deposit market at 11:00 a.m. Greenwich Mean Time (or as soon thereafter as practicable) on the Quotation Date for delivery on the first day of such Interest Period and for a period equal to such Interest Period.

      "LIEN" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset, and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

      "LOAN DOCUMENTS" means, collectively, this Agreement, the Notes, the Letter of Credit Documents, the Guaranty Agreements, the Security Agreements, the Borrower Pledge Agreement, the Intellectual Property Security Agreements, the Reaffirmation Agreement and all other agreements, documents, certificates and instruments executed and delivered by the Borrower, any Subsidiary Guarantor, Technologies, Holdings, and any other Person pursuant to the terms hereof to the Administrative Agent and/or the Lenders in connection with the Transactions, as each of such Loan Documents may be modified, amended or supplemented from time to time.

      "LOANS" means the Revolving Credit Loans and/or the Term Loans made by the Lenders to the Borrower pursuant to this Agreement.

      "LOCAL TIME" means the local time in Buffalo, New York.

      "M&T" means Manufacturers and Traders Trust Company.

      "MARGIN STOCK" means "margin stock" within the meaning of Regulations T, U and X of the Board.

      "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform any of its obligations under this Agreement or any of the other Loan Documents, or (c) the ability of the Lenders to enforce or assert any right or interest granted to the Lenders under this Agreement or any of the other Loan Documents.

      "MATURITY DATE" means, with respect to the Term Loans and the Term Note, July 1, 2006.

      "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

      "NET INCOME" of any Person, means, with respect to any period, all amounts which, in conformity with GAAP, would be included under net income on an income statement of such Person for such period.

      "NOTE" and "NOTES" means, individually and collectively, the Revolving Credit Note and the Term Note.

      "OTHER TAXES" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

      "PARENT GUARANTOR" and "PARENT GUARANTORS" means, individually and collectively, Technologies, Holdings and each Person in relation to which the Borrower or any Subsidiary of the Borrower becomes a Subsidiary and that has executed and delivered to the Administrative Agent a Guaranty Agreement as provided in Section 4.01 or Section 5.05.

      "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

      "PERMITTED INVESTMENTS" means: (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof; (b) investments in commercial paper maturing within two hundred seventy
(270) days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Ratings Services or Moody's Investors Services, Inc; (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than Two Hundred Fifty Million Dollars ($250,000,000); and (d) fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) of this definition and entered into with a financial institution satisfying the criteria described in clause (c) of this definition.

      "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

      "PLAN" means any employee pension benefit plan (other than a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

      "PRIME RATE" means the rate of interest per annum publicly announced from time to time by M&T as its prime rate in effect at its principal office in Buffalo, New York; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

      "QUALIFYING ACQUISITION" shall have the meaning ascribed to such term in Section2.09(b)(ii)[B].

      "QUALIFYING SALE" shall have the meaning ascribed such term in Section 2.09(b)(ii)[B].

      "QUALIFYING SALE PROCEEDS" shall have the meaning ascribed to such term in Section2.09(b)(ii)[B].

      "QUARTERLY DATES" means the last Business Day of March, June, September and December in each year, the first of which shall be the first such day after the date hereof.

      "QUOTATION DATE" means, for any Interest Period, the date that is two (2) Business Days prior to the first day of such Interest Period.

      "REAFFIRMATION AGREEMENT" has the meaning set forth in Section 4.01(e).

      "REGISTER" has the meaning set forth in Section 9.04.

      "RELATED PARTIES" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

      "REQUIRED LENDERS" means, at any time, Lenders having Credit Exposures and unused Revolving Credit Commitments representing greater than fifty one percent (51%) of the sum of the total Credit Exposures and unused Revolving Credit Commitments at such time.

      "RESTRICTED PAYMENT" for any Person means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of such Person, or (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of such Person or any option, warrant or other right to acquire any such shares of capital stock of such Person, or (c) any dividend, distribution or other payment by such Person or any Subsidiary of such Person to any shareholder of such Person or such Subsidiary (other than such Person), or to any Affiliate of such Person, any of its Subsidiaries, or to such shareholder, whether in cash, securities or other property.

      "REVOLVING CREDIT COMMITMENT" means, with respect to a Lender, the commitment of such Lender to make Revolving Credit Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder and its Applicable Percentage of the unused principal amount of the Revolving Credit Note, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Revolving Credit Commitment is set forth on
SCHEDULE I, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The "REVOLVING CREDIT COMMITMENTS" shall mean the aggregate amounts of all Lenders' commitments to make Revolving Credit Loans and to acquire participations in Letters of Credit hereunder; the initial amount of the Revolving Credit Commitments is Twenty Million Dollars ($20,000,000).

      "REVOLVING CREDIT COMMITMENT TERMINATION DATE" means, with respect to the Revolving Credit Loans, Revolving Credit Note and the Letters of Credit, July 1, 2006.

      "REVOLVING CREDIT EXPOSURE" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Credit Loans and its LC Exposure at such time.

      "REVOLVING CREDIT FACILITY" means the credit extended to the Borrower as described in Section 2.02.

      "REVOLVING CREDIT LOAN" and "REVOLVING CREDIT LOANS" means, individually and collectively, each Credit Line Loan and each Swingline Loan made by the Lenders pursuant to Section 2.02.

      "REVOLVING CREDIT NOTE" means the Note executed and delivered by the Borrower to the Administrative Agent pursuant to Section 2.02 and in the form of EXHIBIT E hereto, and all substitutions and replacements thereof.

      "SECURITY AGREEMENT" shall have the meaning ascribed to such term in
Section 4.01(g), as any such agreement may be modified, amended or supplemented from time to time.

      "SENIOR EXECUTIVE OFFICER" with respect to any Person, means the Chief Executive Officer, President or Executive Vice President of such Person.

      "SIERRA ACQUISITION" shall have the meaning ascribed to such term in
Section 4.01(k).

      "SUBORDINATED INDEBTEDNESS" means, with respect to the Borrower and its Subsidiaries, all unsecured Indebtedness that is subordinated in right of payment to the payment of the Loans and is otherwise junior to the rights of the Lenders with respect to the Loans in all respects.

      "SUBSIDIARY" means, with respect to any Person (the "PARENT") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity
(a) of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, "Subsidiary" means a Subsidiary of the Borrower.

      "SUBSIDIARY GUARANTOR" and "SUBSIDIARY GUARANTORS" means, individually and collectively, each Subsidiary of the Borrower or of any Subsidiary of the Borrower that has executed and delivered to the Administrative Agent the Loan Documents as provided in Section 4.01 or Section 5.04, and for the purposes hereof shall specifically include GBAC.

      "SWINGLINE LENDER" means M&T, in its capacity as the issuer of Swingline Loans hereunder, and its successors in such capacity as provided in Section 2.04(g).

      "SWINGLINE LOAN" and "SWINGLINE LOANS" means, individually and collectively, each Loan made by the Swingline Lender and the other Lenders under the Revolving Credit Facility pursuant to Section 2.04.

      "TECHNOLOGIES" means Wilson Greatbatch Technologies, Inc., a Delaware corporation and the owner of all of the issued and outstanding capital stock of Holdings.

      "TAXES" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

      "TERM LOAN" and "TERM LOANS" means, individually and collectively, each Term Loan made by a Lender pursuant to Section 2.01.

      "TERM LOAN COMMITMENT" means, with respect to a Lender, the commitment of such Lender to make a Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum aggregate amount of such Lender's Applicable Percentage of the Term Note as such commitment may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section
9.04. The amount of each Lender's Term Loan Commitment is set forth on SCHEDULE I, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The "TERM LOAN COMMITMENTS" shall mean the aggregate amounts of all Lenders' commitments to make Term Loans hereunder on the Effective Date; the aggregate amount of the Term Loan Commitments is Eighty Million Dollars ($80,000,000).

      "TERM LOAN FACILITY" means the credit extended to the Borrower as described in Section 2.01.

      "TERM NOTE" means the Note executed and delivered by the Borrower to the Administrative Agent pursuant to Section 2.01 and in the form of EXHIBIT D hereto, and all substitutions and replacements thereof.

      "TRANSACTIONS" means the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

      "TYPE", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans constituting such Borrowing, is determined by reference to the Adjusted LIBOR or the Adjusted Base Rate, and, accordingly, whether such Loan or Borrowing is an ALR Loan or Borrowing or ABR Loan or Borrowing, respectively.

      "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

1.02 TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof' and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

1.03        ACCOUNTING TERMS; GAAP.

            (a) GAAP: CHANGES IN ACCOUNTING TERMS TREATMENT. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; PROVIDED that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

            (b) CHANGES IN FISCAL PERIODS. To enable the ready and consistent determination of compliance with the covenants set forth in Section
      ARTICLE VI, the Borrower will not change the last day of its fiscal year from the Friday nearest to December 31 of each year (whether or not such last day occurs in the same calendar year or the next following calendar year), or the last days of the first three fiscal quarters in each of their fiscal years from the Friday closest to March 31, June 30 or September 30 of each year, respectively. By way of illustration of the foregoing, fiscal year 2001 will end on December 28, 2001.

            (c) PRO FORMA TREATMENT OF ACQUISITIONS. For the purposes of computing Consolidated EBITDA, Consolidated Fixed Charges, Cash Interest Expense, Consolidated Funded Debt, the Fixed Charges Coverage Ratio, the Interest Coverage Ratio and the Leverage Ratio (and any financial calculations required to be made or included within such amounts or ratios) as of the end of any measurement period, in the event any Person (an "ACQUIRED PERSON") is acquired by the Borrower or any of its Subsidiaries after the beginning of and prior to the end of such measurement period, all components of such amounts or ratios (other than capital expenditures as determined in accordance with GAAP) shall be computed on a PRO FORMA basis as if such acquisition has occurred on the first day of such measurement period, and shall, without duplication, and to the extent applicable:

                  (i) include, for purposes of calculating Consolidated EBITDA, the actual items of income and expense of the acquired Person as measured for the four (4) consecutive fiscal quarters of such acquired Person ending on the date of its acquisition by the Borrower or such Subsidiary;

                  (ii) include, for purposes of calculating Consolidated Fixed
            Charges, the actual items of fixed charges of the acquired Person as measured for the four (4) consecutive fiscal quarters of such acquired Person ending on the date of its acquisition by the Borrower or such Subsidiary;

                  (iii) include, for purposes of determining Cash Interest
            Expense, the actual items of cash interest expense of the acquired Person as measured for the four (4) consecutive fiscal quarters of such acquired Person ending on the date of its acquisition by the Borrower or such Subsidiary;

                  (iv) include, for the purposes of determining Consolidated
            Funded Debt, the actual amount of all interest-bearing Indebtedness, Capital Lease Obligations and synthetic lease obligations of the acquired entity as at the date of its acquisition by the Borrower or such Subsidiary;

                  (v) exclude any Indebtedness of the acquired Person that has been retired or discharged on or prior to the date the Borrower or such Subsidiary acquired such acquired Person (the "ACQUISITION DATE");

                  (vi) calculate interest payable during such measurement period with respect to any Indebtedness of such acquired Person at a rate of interest equal to the actual weighted average interest rate in effect for the Loans hereunder on the date of such acquisition; and

                  (vii) include all cost savings to be realized by the Borrower or such Subsidiary in connection with such acquisition during the twelve (12) month period ending on the first (1st) anniversary of the acquisition date, as determined in good faith by the Borrower or such Subsidiary and set forth in the relevant Compliance Certificate delivered by the Financial Officer of the Borrower for such measurement period (collectively, the "PROJECTED COST SAVINGS"); PROVIDED, HOWEVER, in computing each such amount or ratio (A) no cost savings which would accrue or occur after the first (1st) year anniversary of the acquisition date shall be considered, and (B) the actual cost savings realized by the Borrower or such Subsidiary (if any) during each measurement period commencing after the end of the measurement period containing the acquisition date, rather than the projected cost savings expected to be realized during such measurement period, shall (to the extent applicable) be used in computing each such amount or ratio as of the end of such measurement period.

                        ARTICLE II THE CREDIT FACILITIES

2.01        TERM LOAN FACILITIES.

            (a) TERM LOAN COMMITMENTS. Subject to the terms and conditions set forth herein, each Lender severally agrees to lend to the Borrower on the Effective Date an amount equal to such Lender's Term Loan Commitment set forth opposite such Lender's name on SCHEDULE I or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable.

            (b) OBLIGATIONS OF LENDERS FOR TERM LOANS. Each Term Loan shall be made on the Effective Date by the Lenders ratably in accordance with their respective Applicable Percentages of the Term Loan Commitments. The failure of any Lender to make any Term Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; PROVIDED that the Term Loan Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make its Term Loan as required hereunder. The Term Loans shall be repaid and shall bear interest as described herein and as described in the Term Note.

            (c) TYPE OF BORROWING. Each Borrowing of the Term Loans shall be constituted entirely of ABR Loans or of ALR Loans as the Borrower may request in accordance herewith. Subject to the provisions of Section 2.12, the Borrower may elect to change the Type of any Borrowing of the Term Loans after the Effective Date in accordance with the provisions of
      Section 2.07

            (d) TERM NOTE. The Term Loans, and the Borrower's obligation to repay the Term Loans and interest thereon, shall be evidenced by the Term Note executed and delivered to the Administrative Agent on the Effective Date, and shall be in the form of EXHIBIT D hereto. Interest on the outstanding and unpaid principal amount of the Term Loans will be payable from the date of the Term Loans as hereinafter provided. The principal amounts of the Term Loans shall be repaid in nineteen (19) consecutive quarterly installments on the first day of each calendar quarter commencing October 1, 2001 with subsequent installments being due on the first day of each calendar quarter thereafter, and in one final installment due and payable on the Maturity Date in the amount necessary to repay in full the unpaid principal amount of the Term Note. The amount of each quarterly installment repayment of principal of the Term Loans (before giving effect to any prepayments of principal of the Term Loans pursuant to Section 2.09(b)) shall be as follows:

----------------------------------------------------------------------------------------------------------
    PAYMENT         2001            2002            2003            2004          2005            2006
     DATE
----------------------------------------------------------------------------------------------------------
   JANUARY 1         N/A          $3,000,000      $3,500,000      $4,000,000    $4,500,000      $5,000,000
----------------------------------------------------------------------------------------------------------

    APRIL 1          N/A          $3,000,000      $3,500,000      $4,000,000    $4,500,000      $5,000,000
----------------------------------------------------------------------------------------------------------

    JULY 1           N/A          $3,000,000      $3,500,000      $4,000,000    $4,500,000      $5,000,000
----------------------------------------------------------------------------------------------------------
   OCTOBER 1      $3,000,000      $3,500,000      $4,000,000      $4,500,000    $5,000,000         N/A
----------------------------------------------------------------------------------------------------------

PROVIDED, the final principal repayment installment must be in an amount necessary to repay the outstanding and unpaid principal amount of the Term Note in full on the Maturity Date (whether greater or less than the amount of the applicable scheduled payment).

            (e) RECORDS OF THE ADMINISTRATIVE AGENT. The Administrative Agent shall set forth on a schedule attached to and made a part of the Term Note or on any separate similar schedule or on any continuation of any such schedule (including, but not limited to, any similar schedule maintained in computerized records) annotations evidencing (i) the date and principal amount of each Term Loan, (ii) the aggregate of all principal amounts of all Term Loans, (iii) the amounts of any repayments of principal of the Term Loans, (iv) the outstanding principal amount of the Term Note, (v) the applicable Interest Period for the Term Loans to the extent that the Borrower has elected to convert or continue the Term Loans as ALR Loans,
      (vi) the Applicable Margin and resulting interest rate for the Term Loans,
      (vii) the aggregate amounts of all payments under or repayments of principal of the Term Note, and (viii) and such other information relating to the Term Note, the Term Loans, principal amounts thereof, interest paid or payable thereon, or otherwise as the Administrative Agent shall deem appropriate in the Administrative Agent's sole discretion. Each such annotation shall, in the absence of manifest error, be conclusive and binding upon the Borrower. No failure of the Administrative Agent to make and no error by the Administrative Agent in making any annotation on such attached schedule or any such similar schedule shall affect the obligations of the Borrower to repay the principal amount of each Term Loan and the outstanding principal amount of the Term Note, the obligation of the Borrower to pay interest on the outstanding principal amount of each Term Loan and on the outstanding principal amount of the Term Note, or any other obligation of the Borrower to the Administrative Agent or any Lender pursuant to this Agreement.

2.02        REVOLVING CREDIT FACILITIES.

            (a) REVOLVING CREDIT COMMITMENTS. Each Lender severally agrees to make Revolving Credit Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender's Revolving Credit Exposure exceeding such Lender's Revolving Credit Commitment, or (ii) the total Revolving Credit Exposures exceeding the total Revolving Credit Commitments. Each Lender's Revolving Credit Commitment is set forth opposite such Lender's name on SCHEDULE I or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Credit Loans.

            (b) OBLIGATIONS OF LENDERS FOR REVOLVING CREDIT LOANS. Each Revolving Credit Loan shall be made on the date of such Borrowing by the Lenders ratably in accordance with their respective Applicable Percentages. The failure of any Lender to make any Revolving Credit Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; PROVIDED that the Revolving Credit Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Revolving Credit Loans as required hereunder.

            (c) TYPE OF REVOLVING CREDIT LOANS. Each Borrowing of Revolving Credit Loans shall be constituted entirely of ABR Loans or of ALR Loans as the Borrower may request in accordance herewith. Subject to the provisions of Section 2.12, the Borrower may elect to change the Type of any Borrowing of Revolving Credit Loans after the Effective Date in accordance with the provisions of Section 2.07.

            (d) REVOLVING CREDIT NOTE. The Revolving Credit Loans, and the Borrower's obligation to repay the Revolving Credit Loans and interest thereon, shall be evidenced by the Revolving Credit Note executed and delivered to the Administrative Agent on the Effective Date, and shall be in the form of EXHIBIT E hereto. Interest on the outstanding and unpaid principal amount of the Revolving Credit Note will be payable from the date of the Revolving Credit Note as hereinafter provided, and the entire unpaid principal amount of the Revolving Credit Note shall be repaid on the Revolving Credit Commitment Termination Date.

            (e) RECORDS OF THE ADMINISTRATIVE AGENT. The Administrative Agent shall set forth on a schedule attached to and made a part of the Revolving Credit Note or on any separate similar schedule or on any continuation of any such schedule (including, but not limited to, any similar schedule maintained in computerized records) annotations evidencing (i) the date and principal amount of each Revolving Credit Loan, (ii) the aggregate of all principal amounts of all Revolving Credit Loans, (iii) the amounts of any repayments of principal of the Revolving Credit Loans, (iv) the outstanding principal amount of the Revolving Credit Note, (v) the applicable Interest Period for each Borrowing that is an ALR Borrowing
      (vi) the Applicable Margin and resulting interest rate for each Borrowing of Revolving Credit Loans, (vii) the aggregate amounts of all payments under or repayments of principal of the Revolving Credit Note, and (viii) and such other information relating to the Revolving Credit Note, the Revolving Credit Loans, principal amounts thereof, interest paid or payable thereon, or otherwise as the Administrative Agent shall deem appropriate in the Administrative Agent's sole discretion. Each such annotation shall, in the absence of manifest error, be conclusive and binding upon the Borrower. No failure of the Administrative Agent to make and no error by the Administrative Agent in making any annotation on such attached schedule or any such similar schedule shall affect the obligations of the Borrower to repay the principal amount of each Revolving Credit Loan and the outstanding principal amount of the Revolving Credit Note, the obligation of the Borrower to pay interest on the outstanding principal amount of each Revolving Credit Loan and on the outstanding principal amount of the Revolving Credit Note, or any other obligation of the Borrower to the Administrative Agent or any Lender pursuant to this Agreement.

2.03        REQUESTS FOR CREDIT LINE LOANS.

            (a) NOTICE BY THE BORROWER. To request a Revolving Credit Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (i) in the case of an ALR Borrowing, not later than 11:00 a.m., Local Time, three (3) Business Days before the date of the proposed Borrowing, or (ii) in the case of an ABR Borrowing (including an ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f)), not later than 11:00 a.m., Local Time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in the form of EXHIBIT E hereto and signed by the Borrower on or prior to the date of such Borrowing as required pursuant to the foregoing.

            (b) CONTENT OF BORROWING REQUESTS. Each telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                  (i) the aggregate amount of the requested Borrowing;

                  (ii) the date of such Borrowing, which shall be a Business
            Day;

                  (iii) whether such Borrowing is to be an ABR Borrowing or an
            ALR Borrowing; and

                  (iv) in the case of an ALR Borrowing, the Interest Period
            therefor, which shall be a period contemplated by the definition of the term "Interest Period" and permitted under Section 2.07(g).

            (c) MINIMUM AMOUNTS OF CREDIT LINE LOAN BORROWINGS. Each ALR Borrowing under the Revolving Credit Facility shall be in an aggregate amount equal to Five Hundred Thousand Dollars ($500,000) or a larger multiple of Two Hundred Fifty Thousand Dollars ($250,000). Each ABR Borrowing under the Revolving Credit Facility shall be in an aggregate amount equal to Five Hundred Thousand Dollars ($500,000) or a larger multiple of Two Hundred Fifty Thousand Dollars ($250,000); PROVIDED that an ABR Borrowing under the Revolving Credit Facility may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Credit Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f).

            (d) NOTICE BY THE ADMINISTRATIVE AGENT TO THE LENDERS. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Revolving Credit Loan to be made as part of the requested Borrowing.

            (e) FAILURE TO ELECT. If the Borrower fails to elect the Type of a requested Revolving Credit Borrowing, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested ALR Revolving Credit Borrowing, the requested Borrowing shall be made instead as an ABR Borrowing.

2.04        REQUESTS FOR SWINGLINE LOANS.

            (a) NOTICE BY THE BORROWER. Notwithstanding the provisions of
      Section 2.03, above, the Borrower may from time to time request the Swingline Lender to consider making a Swingline Loan to the Borrower. In order to request a Swingline Loan the Borrower shall notify the Administrative Agent of such request by telephone not later than 3:00 p.m., Local Time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent and Swingline Lender of a written Borrowing Request in the form of EXHIBIT E hereto and signed by the Borrower on the date of such Borrowing. Each telephonic and written Borrowing Request shall specify the following information in compliance with

      Section2.03: (i) the principal amount of such Swingline Loan, and (ii) the aggregate amount of Swingline Loans outstanding, both before and after giving effect to such Swingline Loan, and (iii) the date of such Swingline Loan, which shall be a Business Day.

            (b) DETERMINATION BY SWINGLINE LENDER. Any decision to make a Swingline Loan to the Borrower shall be in the sole and absolute discretion of the Swingline Lender, and the Swingline Lender shall review each request for a Swingline Loan on a case-by-case basis. The Swingline Lender shall not make a Swingline Loan if it has actual notice, or has received notice from the Administrative Agent, any lender or the Borrower, that an Event of Default has occurred and is continuing. Other than instances in which the Swingline Lender has actual notice, or has received notice from the Administrative Agent, any Lender or the Borrower, that an Event of Default has occurred and is continuing, in the event the Swingline Lender does not approve Borrower's request for a Swingline Loan, the Borrowing Request delivered to the Administrative Agent and Swingline Lender requesting a Swingline Loan shall be treated as a Borrowing Request for an ABR Loan pursuant to the provisions of Section 2.03, above, and such requested Loan's borrowing date shall be deemed to be the earliest date for borrowing an ABR Credit Line Loan following delivery of such Borrowing Request to the Administrative Agent pursuant to such Section. This Agreement does not constitute a commitment, and the Swingline Lender shall not have any obligation, to make any Swingline Loan.

            (c) LIMITATIONS ON AMOUNTS. Each Swingline Loan shall be in an amount of not less than Fifty Thousand Dollars ($50,000) and, if in an amount greater than Fifty Thousand Dollars ($50,000), shall be in whole multiples of Ten Thousand Dollars ($10,000). No Swingline Loan shall (i) individually be in an amount greater than Five Hundred Thousand Dollars ($500,000), or (ii) either individually or when aggregated with all other Swingline Loans, exceed the lesser of (A) the amount of the Swingline Lender's Revolving Credit Commitment, and (B) Two Million Five Hundred Thousand Dollars ($2,500,000).

            (d) NOTIFICATION BY SWINGLINE LENDER. If, after receiving a Borrowing Request with respect to a Swingline Loan, and upon the Borrower's fulfillment of all applicable conditions set forth herein, the Swingline Lender elects to make a Swingline Loan available to the Borrower, the Swingline Lender shall (i) notify the Borrower by 4:00 p.m., Local Time, on the date of receipt of such Borrowing Request , (ii) pay or deliver all funds so requested by the Borrower in the Borrowing Request by the end of business on such date, and (iii) promptly notify the Administrative Agent of such Swingline Loan.

            (e) NOTIFICATION BY ADMINISTRATIVE AGENT. After receiving notice of a Swingline Loan from the Swingline Lender, the Administrative Agent shall promptly notify each Bank by telephone of such Swingline Loan and of such Lender's Applicable Percentage of the principal amount of such Swingline Loan. Each Lender (other than the Swingline Lender) shall, before 11:00 a.m. (Eastern Standard Time or Eastern Daylight Savings Time, as the case may be) on the Business Day immediately following the date of a Swingline Loan, deposit with the Administrative Agent the amount of such Lender's Applicable Percentage of the principal amount of such Swingline Loan in immediately available funds. After receipt by the Administrative Agent of such funds, the Administrative Agent shall pay or deliver all funds so received to the order of the Swingline Lender to the account designated by the Swingline Lender for the receipt of such funds, and each amount paid by a Lender to the Administrative Agent for the account of the Swingline Lender shall constitute such Lender 's Revolving Credit

      Commitment with respect to such Swingline Loan for purposes of this Agreement and the Revolving Credit Note.

            (f) DISCONTINUANCE OF SWINGLINE LOANS. Upon one (1) Business Day's written notice to the Administrative Agent and the other Lenders, any Lender (including the Swingline Lender) may elect to discontinue to honor any Borrowing Request with respect to its Applicable Percentage of a Swingline Loan delivered to the Swingline Lender and the Administrative Agent after such notice. In such event, the Administrative Agent and other Banks shall elect to either (i) terminate the availability of Swingline Loans to the Borrower after the date of such notice, or (ii) negotiate with the Borrower an alternate method of making Swingline Loans (or an equivalent form of credit) available to the Borrower upon terms and conditions satisfactory to the Lenders.

            (g) REPLACEMENT OF THE SWINGLINE LENDER. The Swingline Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Swingline Lender and the successor Swingline Lender. The Administrative Agent shall promptly notify the Lenders of any such replacement of the Swingline Lender. From and after the effective date of any such replacement, (i) the successor Swingline Lender shall have all the rights and obligations of the replaced Swingline Lender under this Agreement with respect to Swingline Loans to be issued thereafter, and (ii) references herein to the term " Swingline Lender" shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require. After the replacement of an Swingline Lender hereunder, the replaced Swingline Lender shall cease to be a party hereto and shall not have any right, duty or obligation hereunder to issue additional Swingline Loans.

2.05        LETTERS OF CREDIT.

            (a) GENERAL. Subject to the terms and conditions set forth herein, in addition to the Revolving Credit Loans provided for in Section 2.02, the Borrower may request the Issuing Lender to issue, at any time and from time to time during the Availability Period, Letters of Credit for its own account in such form as is acceptable to the Issuing Lender in its reasonable determination. Letters of Credit issued hereunder shall constitute utilization of the Revolving Credit Commitments.

            (b) NOTICE OF ISSUANCE; AMENDMENT; RENEWAL OR EXTENSION. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Lender) to the Issuing Lender and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (in compliance with paragraph
      (d) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. The Borrower also shall submit a letter of credit application on the Issuing Lender's standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

            (c) LIMITATIONS ON AMOUNTS. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure of the Issuing Lender (determined for these purposes without giving effect to the participations therein of the Lenders pursuant to paragraph (e) of this Section) shall not exceed Ten Million Dollars ($10,000,000), and (ii) the total Revolving Credit Exposures shall not exceed the total Revolving Credit Commitments.

            (d) EXPIRATION DATE. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date which is twelve
      (12) months after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, twelve (12) months after the then current expiration date of such Letter of Credit, so long as such renewal or extension occurs within one (1) month of such then-current expiration date), and (ii) the date that is five (5) Business Days prior to the Revolving Credit Commitment Termination Date.

            (e) PARTICIPATIONS. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) by the Issuing Lender, and without any further action on the part of the Issuing Lender or the Lenders, the Issuing Lender hereby grants to each Lender, and each Lender hereby acquires from the Issuing Lender, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for account of the Issuing Lender, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Lender promptly upon the request of the Issuing Lender at any time from the time of such LC Disbursement until such LC Disbursement is reimbursed by the Borrower or at any time after any reimbursement payment is required to be refunded to the Borrower for any reason. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, MUTATIS MUTANDIS, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Lender the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to the next following paragraph, the Administrative Agent shall distribute such payment to the Issuing Lender or, to the extent that the Lenders have made payments pursuant to this paragraph to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Lender for any LC Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

            (f) REIMBURSEMENT. If the Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse the Issuing Lender in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, Local Time, on (i) the Business Day that the Borrower receives notice of such LC Disbursement, if such notice is received prior to 10:00 a.m., Local Time, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time, PROVIDED that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof.

            (g) OBLIGATIONS ABSOLUTE. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein,
      (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, and (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the Issuing Lender or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Lender; PROVIDED that the foregoing shall not be construed to excuse the Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Lender's gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that:

                  (i) the Issuing Lender may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

                  (ii) the Issuing Lender shall have the right, in its sole
            discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

                  (iii) this sentence shall establish the standard of care to be exercised by the Issuing Lender when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

            (h) DISBURSEMENT PROCEDURES. The Issuing Lender shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Lender shall promptly after such examination notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Lender has made or will make an LC Disbursement thereunder; PROVIDED that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Lender and the Lenders with respect to any such LC Disbursement.

            (i) INTERIM INTEREST. If the Issuing Lender shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate PER ANNUM then applicable to ABR Loans; PROVIDED that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section, then Section 2.11(c) shall apply. Interest accrued pursuant to this paragraph shall be for account of the Issuing Lender, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (f) of this Section to reimburse the Issuing Lender shall be for account of such Lender to the extent of such payment.

            (j) REPLACEMENT OF THE ISSUING LENDER. The Issuing Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for account of the replaced Issuing Lender pursuant to Section 2.10(b). From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of the replaced Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter, and (ii) references herein to the term "Issuing Lender" shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

            (k) CASH COLLATERALIZATION. If either (i) an Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than fifty one percent (51%) of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, or (ii) the Borrower shall be required to provide cover for LC Exposure pursuant to
      Section 2.09, the Borrower shall immediately deposit into an account established and maintained on the books and records of the Administrative Agent, which account may be a "securities account" (within the meaning of Section 8-501 of the Uniform Commercial Code as in effect in the State of New York), in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to, in the case of an Event of Default, the LC Exposure as of such date PLUS any accrued and unpaid interest thereon and, in the case of cover pursuant to Section 2.09, the amount required under Section 2.09; PROVIDED that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (i) or (j) of ARTICLE VII. Such deposit shall be held by the Administrative Agent as collateral for the LC Exposure under this Agreement, and for this purpose the Borrower hereby grants a security interest to the Administrative Agent for the benefit of the Lenders in such collateral account and in any financial assets (as defined in the Uniform Commercial Code as in effect in the State of New York) or other property held therein.

2.06        FUNDING OF BORROWINGS.

            (a) FUNDING BY LENDERS. Each Lender shall make each Term Loan required to be made by it hereunder on the Effective Date by wire transfer of immediately available funds by 12:00 noon, Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lender. Each Lender shall make (i) each Credit Line Loan to be made by it hereunder on the proposed Borrowing Date thereof, and (ii) each Swingline Loan to be made by it hereunder pursuant to the provisions of Section 2.04 on the day immediately following such Loan's Borrowing Date, by wire transfer of immediately available funds by 12:00 noon, Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Revolving Credit Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request; PROVIDED that ABR Borrowings made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f) shall be remitted by the Administrative Agent to the Issuing Lender.

            (b) PRESUMPTION BY THE ADMINISTRATIVE AGENT. Unless the Administrative Agent shall have received notice from a Lender (i) at least one (1) Business Day prior to the proposed Borrowing Date of any Borrowing of a Credit Line Loan, or (ii) within one (1) hour of the Swingline Lender's notification of such Lender of its receipt of a Borrowing Request for a Swingline Loan, that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender (A) in the case of a Credit Line Loan, has made such share available on such Borrowing Date, and (B) in the case of a Swingline Loan, will make such share available on the day immediately following the Borrowing Date of such Loan, in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not so notified the Administrative Agent and has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent



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

      forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (y) in the case of such Lender, the Federal Funds Effective Rate, or
      (z) in the case of the Borrower, the interest rate then applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

2.07        INTEREST ELECTIONS.

            (a) ELECTIONS BY THE BORROWER FOR BORROWINGS. The Loans constituting each Borrowing initially shall be of the Type specified by the Borrower
      (i) to the Administrative Agent prior to the Effective Date with respect to the Term Loans, and (ii) with respect to any Revolving Credit Borrowing, as specified by the Borrower in the applicable Borrowing Request, and (iii) in the case of any portion of the Terms Loans that is an ALR Borrowing, shall have the Interest Period specified by the Borrower to the Administrative Agent at least three (3) Business Days prior to the Effective Date, and in the case of any portion of the Revolving Credit Loans that is an ALR Borrowing shall have the Interest Period specified by the Borrower in such Borrowing Request, respectively. Thereafter, the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a ALR Borrowing, may elect the Interest Period therefor, all as provided in this Section, and in form attached hereto as EXHIBIT F1 with respect to the Term Loans, (an "INTEREST ELECTION REQUEST FOR TERM LOAN BORROWING"), and in form attached hereto as EXHIBIT F2 with respect to a Revolving Credit Borrowing (an "INTEREST ELECTION REQUEST FOR REVOLVING CREDIT BORROWING"), respectively (each such request to be referred to as an "INTEREST ELECTION REQUEST"). The Borrower may elect different options with respect to different portions of any Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans constituting such Borrowing, and the Loans constituting each such portion shall be considered a separate Borrowing. Notwithstanding anything to the contrary herein, at no point in time shall more than six (6) ALR Borrowings be outstanding, and any election by the Borrower pursuant to Section 2.07 to continue or convert any Borrowing as or to, as the case may be, an ALR Borrowing in excess of this limit shall be treated by the Administrative Agent as an election by the Borrower to continue or convert such Borrowing as or to, as the case may be, an ABR Borrowing.

            (b) INTEREST ON SWINGLINE LOANS. Notwithstanding anything to the contrary contained herein, each Swingline Loan shall at all times bear interest at the Adjusted Base Rate.

            (c) NOTICE OF ELECTIONS. To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Credit Borrowing of the Type resulting from such election to be made on the effective date of such election (regardless of whether the Borrowing to which such election applies is a Term Loan Borrowing or Revolving Credit Borrowing). Each such telephonic interest election request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in the form of EXHIBIT F1 or EXHIBIT F2, as applicable, and signed by the Borrower.

            (d) CONTENT OF INTEREST ELECTION REQUESTS. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.01 or Section 2.02 (as applicable):

                  (i) the Borrowing to which such Interest Election Request
            applies and, with respect to any Borrowing if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

                  (ii) the effective date of the election made pursuant to such
            Interest Election Request, which shall be a Business Day;

                  (iii) whether the Borrowing is to be an ABR Borrowing or an
            ALR Borrowing; and

                  (iv) if the Borrowing is an ALR Borrowing, the Interest Period
            therefor after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period" and permitted under paragraph (g) of this Section.

            (e) NOTICE BY THE ADMINISTRATIVE AGENT TO THE LENDERS. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

            (f) FAILURE TO ELECT: EVENTS OF DEFAULT. If the Borrower fails to deliver a timely and complete Interest Election Request with respect to an ALR Borrowing prior to the end of the Interest Period therefor, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (A) no outstanding Borrowing may be converted to an ALR Borrowing, and (B) unless repaid, each ALR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period therefor.

            (g) LIMITATIONS ON INTEREST PERIODS. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to (i) request (or to elect to convert to or continue as an ALR Borrowing) any Revolving Credit Borrowing if the Interest Period requested therefor would end after the Revolving Credit Commitment Termination Date, or (ii) elect to convert to or continue as an ALR Borrowing any Term Loan Borrowing if the Interest Period requested therefor would end after the Maturity Date.

2.08        TERMINATION AND REDUCTION OF THE COMMITMENTS.

            (a) SCHEDULED TERMINATION. Unless previously terminated, the Term Loan Commitments shall terminate on the Effective Date and the obligation of each Lender to make a Term Loan shall terminate on such date; PROVIDED, that notwithstanding such termination of the Term Loan Commitments, following the Effective Date each Lender's "Term Loan Commitment" shall refer to each Lender's respective rights with respect to the Term Loans and the Term


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

      Note as specifically provided herein (E.G., for the purposes of determining the allocation of payments among the Lenders pursuant to
      Section 2.16(c)). Unless previously terminated, the Revolving Credit Commitments shall terminate on the Revolving Credit Commitment Termination Date, and the obligations of the Lenders to make Revolving Credit Loans shall terminate on such date.

            (b) VOLUNTARY TERMINATION OR REDUCTION. The Borrower may at any time terminate, or from time to time reduce, the Revolving Credit Commitments; PROVIDEd that (i) each reduction of the Revolving Credit Commitments shall be in an amount that is One Million Dollars ($1,000,000) or a larger multiple of Five Hundred Thousand Dollars ($500,000), and (ii) the Borrower shall not terminate or reduce the Revolving Credit Commitments if, after giving effect to any concurrent prepayment of the Revolving Credit Loans in accordance with Section 2.09, the total Revolving Credit Exposures would exceed the total Revolving Credit Commitments.

            (c) NOTICE OF VOLUNTARY TERMINATION OR REDUCTION. The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Credit Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; PROVIDED that a notice of termination of the Revolving Credit Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

            (d) EFFECT OF TERMINATION OR REDUCTION. Any termination or reduction of the Revolving Credit Commitments shall be permanent. Each reduction of the Revolving Credit Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Credit Commitments.

2.09        REPAYMENT AND PREPAYMENT OF LOANS; EVIDENCE OF DEBT.

            (a) REPAYMENT. The Borrower hereby unconditionally promises to pay the Loans as follows:

                  (i) to the Administrative Agent for account of the Lenders the outstanding principal amounts of the Term Loans as provided for in
            Section 2.01(d), and the outstanding principal amounts of the Revolving Credit Loans on the Revolving Credit Commitment Termination Date, and

                  (ii) in addition to the amounts described immediately above, the Borrower unconditionally promises to pay to the Administrative Agent for the account of the Lenders, and for the account of the Issuing Lender, as applicable, (A) on the Maturity Date all accrued and unpaid interest, all fees, costs and expenses, and all other amounts payable on or in connection with the Term Loans, and (B) on the Revolving Credit Commitment Date all accrued and unpaid interest, all fees, costs and expenses, and all other amounts payable on or in connection with the Revolving
            Credit Loans and Letters of Credit.

      (b)   PREPAYMENTS.

                  (i) VOLUNTARY PREPAYMENT OF THE TERM LOANS. The Borrower shall have the right at any time and from time to time prior to the Maturity Date to prepay outstanding principal amounts of the Term Loans, in whole or in part, subject to the requirements of this Section. Any prepayment of less than the entire outstanding principal amounts of the Term Loans shall be in a minimum aggregate principal amount of One Million Dollars ($1,000,000) or in a larger multiple of Five Hundred Thousand Dollars ($500,000), and shall be applied to the installments of principal repayments of the Term Loans (as described in Section 2.01) in their stated order of maturity. Prepayments of the Term Loans made at any time at which the Borrowing being repaid (in whole or in part) is (A) an ABR Borrowing shall be without premium or penalty, and (B) an ALR Borrowing shall be subject to the provisions of Section 2.14.

            (ii)        MANDATORY PREPAYMENTS OF THE TERM LOANS.

                        [A] MANDATORY PRINCIPAL PREPAYMENT FROM EXCESS CASH
                  FLOW. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, in addition to any scheduled payments of principal to be made by the Borrower, the Borrower shall apply twenty five percent (25%) of the amount of any Excess Cash Flow with respect to any fiscal year to repay the outstanding and unpaid principal balance of the Term Loans. Excess Cash Flow shall be determined at the end of each fiscal year based on the audited consolidating financial statements to be supplied to the Agent pursuant to Section5.01(a), and the amount of any Excess Cash Flow to be applied as a prepayment of the Term Loans pursuant to this Section shall be paid by the Borrower to the Agent within one hundred twenty (120) days of the end of such fiscal year. All amounts of Excess Cash Flow applied by the Borrower to the outstanding and unpaid principal balance of the Term Loans pursuant to this Section shall be applied to the installments of principal repayments of the Term Loans (as described in Section2.01) in their stated order of maturity. Prepayments of the Term Loans made at any time at which the Borrowing being repaid (in whole or in part) is (A) an ABR Borrowing shall be without premium or penalty, and (B) an ALR Borrowing shall be subject to the provisions of Section 2.14.

                        [B] MANDATORY PRINCIPAL PREPAYMENT OF THE TERM LOANS
                  FROM QUALIFYING SALE PROCEEDS. The Borrower hereby covenants and agrees that the Borrower shall, and shall cause each Subsidiary to, deposit with the Administrative Agent all net cash proceeds (net of selling expenses and taxes, but only to the extent such expenses and taxes are paid or payable and adequate reserves have been established therefor) received by the Borrower or any Subsidiary (such cash proceeds to be referred to as

                  "QUALIFYING SALE PROCEEDS") from each sale, assignment or other disposition (in one or in a series of related transactions) of any asset or assets of the Borrower or of any Subsidiary of the Borrower if the aggregate book value of the asset or assets sold, assigned or disposed of equals or exceeds ten percent (10%) of the aggregate book value of the Consolidated assets of the Borrower and the Guarantors at the time of such sale, assignment or disposition (each, a "QUALIFYING SALE"). All Qualifying Sale Proceeds shall by deposited with the Administrative Agent within ninety (90) calendar days from the closing of the Qualifying Sale and shall be held by the Administrative Agent in an interest bearing account. At any time prior to the period ending three hundred sixty (360) days from the closing date of the Qualifying Sale the Borrower may upon five (5) Business Days' notice request the Administrative Agent to return the applicable amount of Qualifying Sale Proceeds held by the Administrative Agent to the Borrower for application by the Borrower or a Subsidiary of the Borrower to the acquisition of an asset or assets that is or are, as the case may be, similar to the asset or assets disposed of in the respective Qualifying Sale, or to any acquisition permitted pursuant to the provisions of Section 6.03(c)(iii) (any such acquisition to be referred to as a "QUALIFYING ACQUISITION"); PROVIDED, HOWEVER, that the Borrower may elect at any time during such three hundred sixty (360) day period to apply all or any part of such Qualifying Sale Proceeds to prepay any portion of the outstanding principal of the Term Loans in accordance with
                  Section 2.09(b)(i). In the event any Qualifying Acquisition described in the notice of the Borrower described above is not closed by the Borrower or a Subsidiary of the Borrower within sixty (60) calendar days from the date of delivery by the Administrative Agent to the Borrower of the requested Qualifying Sale Proceeds, the Borrower shall promptly return all such Qualifying Sale Proceeds (net of any voluntary prepayments of the principal of the Term Loans made by the Borrower in accordance with Section 2.09(b)(i) during such sixty (60) day period)to the Administrative Agent All Qualifying Sale Proceeds that remain in the possession of the Administrative Agent pursuant to the provisions of this clause [B] (including all Qualifying Sale Proceeds returned to the Agent pursuant to the above) more than three hundred sixty
                  (360) calendar days after the closing of the Qualifying Sale to which such Qualifying Sale Proceeds relate shall be applied by the Borrower to the outstanding and unpaid principal balance of the Term Loans pursuant to this Section shall be applied to the installments of principal repayments of the Term Loans (as described in Section2.01) in their stated order of maturity. Prepayments of the Term Loans made at any time the Borrowing being repaid (in whole or in part) is (A) an ABR Borrowing shall be without premium or penalty, and (B) an ALR Borrowing shall be subject to the provisions of Section 2.14.

                  (iii) REVOLVING CREDIT LOANS. The Borrower shall have the
            right at any time and from time to time prior to the Revolving Credit Commitment Termination Date to prepay the Revolving Credit Note, in whole or in part, subject to the requirements of this Section. Any prepayment of less than the outstanding principal amount of the

            Revolving Credit Loans shall be in a minimum aggregate principal amount of Five Hundred Thousand Dollars ($500,000) or in a larger multiple of Two Hundred Fifty Thousand Dollars ($250,000). Prepayments of the Revolving Credit Loans made at any time the Borrowing being repaid (in whole or in part) is (A) an ABR Borrowing shall be without premium or penalty, and (B) an ALR Borrowing shall be subject to the provisions of Section 2.14.

                  (iv) MANNER OF PREPAYMENT; NOTICES; ETC. The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (A) in the case of a prepayment of an ALR Borrowing, not later than 11:00 a.m., Local Time, three (3) Business Days before the date of prepayment, and (B) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., Local Time, on the date of the proposed prepayment. Each such notice shall be irrevocable and shall specify the Loans to be prepaid (whether Term Loans or Revolving Credit Loans), the prepayment date, and the principal amount of [I] in the case of the Term Loans, the principal amount to be prepaid, and [II] in the case of Revolving Credit Loans, the principal amount of each Borrowing (or portion thereof) to be prepaid; PROVIDED that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Credit Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each prepayment of the Borrowing constituting the Term Loans shall be applied ratably to each Lender's Term Loan Commitment pursuant to Section 2.16, and each prepayment of a Borrowing (or portion thereof) constituting Revolving Credit Loans (or a portion thereof, respectively) shall be applied ratably to each Lender's Revolving Credit Commitment pursuant to Section 2.16. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11 and shall be made in the manner specified in Section 2.16.

            (c) MAINTENANCE OF RECORDS BY LENDERS. Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

            (d) EFFECT OF ENTRIES. The entries made in the records maintained pursuant to paragraph (c) of this Section and Section 2.01(e) or Section 2.02(e), as applicable, shall be PRIMA FACIE evidence of the existence and amounts of the obligations recorded therein; PROVIDED that the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

2.10        FEES.

            (a) REVOLVING CREDIT FEES. The Borrower agrees to pay to the Administrative Agent for account of each Lender revolving credit fees which shall accrue at the Applicable Margin on the average daily unused amount of the Revolving Credit Commitment of such Lender during the period from and including the date hereof to but excluding the earlier to occur of (i) the date such Revolving Credit Commitment terminates, and (ii) the Revolving Credit Termination Date. Accrued revolving credit fees shall be payable in arrears on the third (3rd) Business Day following each Quarterly Date, and on the earlier to occur of (A) the date the Revolving Credit Commitments terminate, and (B) the Revolving Credit Termination Date, commencing on the first such date to occur after the date hereof. All revolving credit fees shall be computed on the basis of a year of three hundred sixty (360) days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing revolving credit fees, the Revolving Credit Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Credit Loans and LC Exposure of such Lender.

            (b) LETTER OF CREDIT FEES. The Borrower agrees to pay (i) to the Administrative Agent for account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate PER ANNUM equal to seventy-five one hundredths (75/100ths) of one percent (1%) on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving Credit Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Lender a fronting fee, which shall accrue at the rate of twenty-five one hundredths (25/100ths) of one percent (1%) PER ANNUM on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Credit Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Lender's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including each Quarterly Date shall be payable on the third (3rd) Business Day following such Quarterly Date, commencing on the first such date to occur after the Effective Date; PROVIDED that all such fees shall be payable on the date on which the Revolving Credit Commitments terminate and any such fees accruing after the date on which the Revolving Credit Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Lender pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of three hundred sixty (360) days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

            (c) COMMITMENT FEES AND ADMINISTRATIVE AGENT FEES. The Borrower agrees to pay to the Administrative Agent, the fees payable in the amounts and at the times separately agreed upon in a "FEE LETTER" between the Borrower and the Administrative Agent.

            (d) PAYMENT OF FEES. All fees payable hereunder shall be paid on the dates due in immediately available funds to the Administrative Agent (or to the Issuing Lender, in the case of fees payable to it) for distribution, in the case of revolving credit fees and Letters of Credit participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

2.11        INTEREST.

            (a) ABR LOANS. The Loans constituting each ABR Borrowing shall bear interest at a rate PER ANNUM equal to the Adjusted Base Rate.

            (b) ALR LOANS. The Loans constituting each ALR Borrowing shall bear interest at a rate PER ANNUM equal to the Adjusted LIBOR for the Interest Period for such Borrowing.

            (c) DEFAULT INTEREST. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration, or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate PER ANNUM equal to (i) in the case of overdue principal of any Loan, two percent (2%) above the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, two percent (2%) above the Adjusted Base Rate.

            (d) PAYMENT OF INTEREST. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, (i) in the case of a Term Loan, on the Maturity Date, and (ii) in the case of a Revolving Credit Loan, on the Revolving Credit Commitment Termination Date; PROVIDED that (A) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (B) in the event of any prepayment of any ALR Loan, accrued interest on the principal amount prepaid shall be payable on the date of such prepayment, (C) in the event of prepayment of any ABR Loan, accrued interest on the principal amount prepaid shall be payable on the next scheduled Interest Payment Date, and (C) in the event of any conversion of an ALR Borrowing prior to the end of the Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.

            (e) COMPUTATION. Interest on ABR Loans shall be computed on the basis of a year of three hundred sixty five (365) days (or three hundred sixty six (366) as applicable), and shall be payable for the actual number of days elapsed. Interest on ALR Loans and all fees payable hereunder shall be computed on the basis of a year of three hundred sixty (360) days and shall be payable for the actual number of days elapsed. The applicable Adjusted Base Rate and/or Adjusted LIBOR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

2.12 ALTERNATE RATE OF INTEREST. If prior to the commencement of the Interest Period for any ALR Borrowing:

            (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBOR for such Interest Period; or

            (b) the Administrative Agent is advised by the Required Lenders that the LIBOR for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their respective Loans included in such Borrowing for such Interest Period; then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent



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

      notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or the continuation of any Borrowing as, an ALR Borrowing shall be ineffective and such Borrowing (unless prepaid) shall be continued as, or converted to, an ABR Borrowing, and (ii) if any Borrowing Request requests an ALR Borrowing, such Borrowing shall be made as an ABR Borrowing.

2.13        INCREASED COSTS.

            (a)   INCREASED COSTS GENERALLY. If any Change in Law shall:

                        (i) impose, modify or deem applicable any reserve,
                  special deposit or similar requirement against assets of, deposits with or for account of, or credit extended by, any Lender (except any such reserve requirement reflected in the LIBOR) or the Issuing Lender; or

                        (ii) impose on any Lender or the Issuing Lender or the
                  London interbank market any other condition affecting this Agreement or ALR Loans made by such Lender or any Letter of Credit or participation therein; and

                        (iii) the result of any of the foregoing shall be to
                  increase the cost to such Lenders of making or maintaining any ALR Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Lender of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Lender hereunder (whether of principal, interest or otherwise); then the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

            (b) CAPITAL REQUIREMENTS. If any Lender or the Issuing Lender reasonably determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Lender's capital or on the capital of such Lender's or the Issuing Lender's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Lender's policies and the policies of such Lender's or the Issuing Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company for any such reduction suffered.

            (c) CERTIFICATES FROM LENDERS. A certificate of a Lender or the Issuing Lender setting forth the amount or amounts, necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten
      (10) Business Days after receipt thereof.

            (d) DELAY IN REQUESTS. Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Lender's right to demand such compensation; PROVIDED that the Borrower shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section for any increased costs or reductions incurred more than six (6) months prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Lender's intention to claim compensation therefor; PROVIDED FURTHER that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six (6) month period referred to above shall be extended to include the period of retroactive effect thereof.

2.14 BREAK FUNDING PAYMENTS. In the event of (a) the payment of any principal of any ALR Loan other than on the applicable Interest Payment Date therefor (including as a result of an Event of Default), (b) the conversion of any ALR Loan other than on the last day of an Interest Period therefor, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.08 and is revoked in accordance herewith), or
(d) the assignment as a result of a request by the Borrower pursuant to Section 2.17(b) of any ALR Loan other than on the last day of an Interest Period therefor, then, in any such event, the Borrower shall pay to each Lender an amount as will (in the reasonable determination of such Lender) compensate such Lender for losses, costs and expenses attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

2.15  TAXES.

      (a) PAYMENTS FREE OF TAXES. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; PROVIDED that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions, (including deductions applicable to additional sums payable under this Section) the Administrative Agent, any Lender or the Issuing Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

      (b) PAYMENT OF OTHER TAXES BY THE BORROWER. In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

      (c) INDEMNIFICATION BY THE BORROWER. The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Lender, within ten (10) Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the Issuing Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Lender, shall be conclusive absent manifest error.

      (d) EVIDENCE OF PAYMENTS. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

2.16     PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SET-OFFS.

      (a) PAYMENTS BY THE BORROWER. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 2.13, 2.14 or 2.15, or otherwise) or under any other Loan Document (except to the extent otherwise provided therein) prior to 12:00 noon, Local Time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Administrative Agent's Account, except as otherwise expressly provided in the relevant Loan Document and except payments to be made directly to the Issuing Lender as expressly provided herein and payments pursuant to Sections 2.13, 2.14, 2.15 and 9.03, which shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All amounts owing under this Agreement (including revolving credit fees, and for payments required under Section 2.14) or under any other Loan Document (except to the extent otherwise provided therein) are payable in Dollars.

      (b) APPLICATION OF INSUFFICIENT PAYMENTS. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

      (c) PRO RATA TREATMENT. Except to the extent otherwise provided herein:
(i)(A) the Borrowing constituting the Term Loans shall be made from the Lenders PRO RATA according to the amounts of their respective Term Loan Commitments; (B) each Revolving Credit Borrowing shall be made from the Lenders PRO RATA according to the amounts of their respective Revolving Credit Commitments, (C) each payment of revolving credit fees under Section 2.10 shall be made for account of the Lenders PRO RATA according to the amounts of their respective Revolving Credit Commitments, and (D) each termination or reduction of the amount of the Revolving Credit Commitments under Section 2.08 shall be applied to the Revolving Credit Commitments of the Lenders PRO RATA according to the amounts of their respective Revolving Credit Commitments; (ii) the Borrowing constituting the Term Loans and each Revolving Credit Borrowing shall be allocated PRO RATA among the Lenders (in the case of the making of Loans) according to the amounts of their respective Term Loan Commitments or Revolving Credit Commitments, as applicable, or their respective Loans that are to be included in such Borrowing (in the case of conversions and continuations of Borrowings); (iii) each payment or prepayment of principal of the Term Loans or Revolving Credit Loans by the Borrower shall be made for account of the Lenders PRO RATA in accordance with the respective unpaid principal amounts of the Term Loans or Revolving Credit Loans, respectively, held by them; and (iv) each payment of interest on the Term Loans or Revolving Credit Loans by the Borrower shall be made for account of the Lenders PRO RATA in accordance with the amounts of interest on the Term Loans or Revolving Credit Loans then due and payable to the respective Lenders.

      (d) SHARING OF PAYMENTS BY LENDERS. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; PROVIDED that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

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

      (e) PRESUMPTIONS OF PAYMENT. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for account of the Lenders or the Issuing Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

      (f) CERTAIN DEDUCTIONS BY THE ADMINISTRATIVE AGENT. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(e), 2.06(b) or 2.16(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

2.17     MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS.

      (a) DESIGNATION OF A DIFFERENT LENDING OFFICE. If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

      (b) REPLACEMENT OF LENDERS. If any Lender requests compensation under
Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to
Section 2.15, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); PROVIDED that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, the Issuing Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to
Section 2.15, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                   ARTICLE III REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders that (a) on the Effective Date, and (b) if any representation or warranty below is expressly stated to have been made as of a specific date, as of such specific date:

3.01 ORGANIZATION; POWERS. Each of the Borrower, its Subsidiaries, Technologies and Holdings is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted, and is qualified to do business in and is in good standing in every jurisdiction where such qualification is required, except where the failure to be so qualified, individually or in the aggregate, could not result in a Material Adverse Effect. Holdings is the owner of one hundred percent (100%) of the issued and outstanding capital stock of the Borrower, and Technologies is the owner of one hundred percent (100%) of the issued and outstanding capital stock of Holdings. Greatbatch-Hittman, Inc. is the owner of one hundred percent (100%) of the issued and outstanding capital stock of GBAC.

3.02 AUTHORIZATION; ENFORCEABILITY. The Transactions are within the Borrower's and its Subsidiaries' corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each of the other Loan Documents when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower or its Subsidiaries, as the case may be, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights, and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.03 GOVERNMENTAL APPROVALS; NO CONFLICTS. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries other than Liens in favor of the Administrative Agent and the Lenders in connection with the Transactions.



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

3.04        FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE.

            (a) FINANCIAL CONDITION. The Borrower has heretofore furnished to the Lenders (i) a Consolidated balance sheet and statements of income, stockholders' equity and cash flows of Technologies and its Subsidiaries (including the Borrower and its Subsidiaries) as of and for each of the fiscal years ended January 1, 1999, December 31, 1999, and December 29, 2000, reported on by Deloitte & Touche, LLP, independent public accountants, (ii) a Consolidated unaudited balance sheet and statements of income, stockholders' equity and cash flows of Technologies and its Subsidiaries (including the Borrower and its Subsidiaries) as of and for the fiscal quarter ended March 30, 2001, and (iii) projections, including the assumptions therefor, of Technologies and its Subsidiaries (including the Borrower, its Subsidiaries and GBAC (after giving effect to Sierra Acquisition)) for the fiscal years 2001 through 2006. The financial statements referred to in clause (i) above present fairly, in all material respects, the financial position and results of operations and cash flows of Technologies and its Subsidiaries as of such dates and for such periods in accordance with GAAP. Subject to normal year-end adjustments and disclosures as would be made in the financial statements referred to in clause (ii) above if audited, the financial statements referred to in clause (ii) above present fairly, in all material respects, the financial position and results of operations and cash flows of Technologies and its Subsidiaries as of such date and for such period in accordance with GAAP. The projections referred to in clause (iii) above reflect the best estimate the management of Borrower and the management of Technologies of the future performance of Technologies and its Subsidiaries (including the Borrower and its Subsidiaries), based upon historical financial information and reasonable assumptions of each such management group.

            (b) NO MATERIAL ADVERSE CHANGE. Since March 30, 2001, there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of (i) Technologies and its Subsidiaries, taken as a whole, or (ii) the Borrower and its Subsidiaries, taken as a whole.

3.05        PROPERTIES.

            (a) PROPERTY GENERALLY. Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, subject only to Liens permitted by Section 6.02 and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

            (b) INTELLECTUAL PROPERTY. Each of the Borrower and its Subsidiaries owns all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not materially infringe upon the rights of any other Person. All patents, trademarks and tradenames owned by the Borrower or any of its Subsidiaries on the Effective Date are listed on Part D of SCHEDULE II hereto.

3.06     LITIGATION AND ENVIRONMENTAL MATTERS.

            (a) ACTIONS. SUITS AND PROCEEDINGS. Except for the Disclosed Matters, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority now pending against, or to the knowledge of the Borrower threatened against, or affecting the Borrower or



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

      any of its Subsidiaries (i) that, if adversely determined, could, individually or in the aggregate, result in a Material Adverse Effect, or
      (ii) in connection with this Agreement or the Transactions.

            (b) ENVIRONMENTAL MATTERS. Except for the Disclosed Matters, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, which noncompliance or failure could, individually or in the aggregate, result in a Material Adverse Effect, (ii) has become subject to any material Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability, or (iv) knows of any basis for any Environmental Liability.

            (c) DISCLOSED MATTERS. Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or could result in, a Material Adverse Effect.

3.07 COMPLIANCE WITH LAWS AND AGREEMENTS. Each of the Borrower and its Subsidiaries is in material compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property. No Default has occurred and is continuing.

3.08 INVESTMENT AND HOLDING COMPANY STATUS. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

3.09 TAXES. Each of Technologies, Holdings, the Borrower and its Subsidiaries has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves and (b) for such failures to timely file Tax returns or reports or nonpayment of Taxes which could not, individually or in the aggregate, result in a Material Adverse Effect.

3.10 ERISA. No ERISA Event has occurred or is reasonably expected to occur that has resulted in or that could result in a Material Adverse Effect. No Plan is subject to Title IV of ERISA.

3.11 DISCLOSURE. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower or its Subsidiaries to the Lenders in connection with the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

3.12 USE OF CREDIT. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.

                             ARTICLE IV CONDITIONS

4.01 EFFECTIVE DATE. The obligations of the Lenders to make Loans and of the Issuing Lender to issue Letters of Credit hereunder shall not become effective until the date on which the Administrative Agent shall have received each of the following documents, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance (or such condition shall have been waived in accordance with Section 9.02):

            (a) EXECUTED COUNTERPARTS. From each party hereto either (i) a counterpart of this Agreement signed on behalf of such party, or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement.

            (b) OPINION OF COUNSEL. A favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Weil, Gotshal & Manges, LLP, counsel to the Borrower, its Subsidiaries, Technologies and Holdings, substantially in the form of EXHIBIT B, and covering such other matters relating to the Borrower, this Agreement or the Transactions as the Required Lenders shall reasonably request (and the Borrower hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

            (c) CORPORATE DOCUMENTS. Such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, its Subsidiaries, Technologies and Holdings, the authorization of the Transactions and any other legal matters relating to the Borrower, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

            (d) OFFICER'S CERTIFICATE. A certificate, dated the Effective Date and signed by a Senior Executive Officer or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in the lettered clauses of the first sentence of Section 4.02.

            (e) REAFFIRMATION AGREEMENT. Each of the Borrower, each Parent Guarantor and Subsidiary Guarantor (other than GBAC) shall have executed and delivered to the Administrative Agent a Reaffirmation Agreement (the "REAFFIRMATION AGREEMENT") in form and content acceptable to the Administrative Agent (on behalf of the Lenders), acknowledging and confirming the continuing effectiveness and enforceability of each of the other Loan Documents to which such Person is a party.

            (f) GUARANTY AGREEMENTS. Technologies, Holdings and each domestic Subsidiary of the Borrower (including GBAC) shall have executed and delivered to the Administrative Agent a Guaranty Agreement (each such agreement, a "GUARANTY AGREEMENT") in form and content acceptable to the Administrative Agent (on behalf of the Lenders), providing for the guarantee of payment by such Person of the Borrower's obligations to the Administrative Agent, the Lenders, the Swingline Lender and the Issuing Lender under the Loan Documents.

            (g) SECURITY AGREEMENTS. The Borrower and each domestic Subsidiary of the Borrower (including GBAC) shall have executed and delivered to the Administrative Agent a Security Agreement (each such agreement, a "SECURITY AGREEMENT") in form and content acceptable to the Administrative Agent, granting to the Administrative Agent (on behalf of the Lenders) a Lien in all of such Person's equipment, inventory, fixtures, accounts, chattel paper, general intangibles, documents, investment property, instruments, deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, and general intangibles including, without limitation, payment intangibles, whether now owned or hereafter acquired, wherever located, and any and all products and proceeds thereof, and shall secure the payment of any and all Indebtedness and liabilities, whether now existing or hereafter incurred, of the Borrower or such Subsidiary to the Administrative Agent, the Lenders, the Swingline Lender and the Issuing Lender under the Loan Documents; and the Administrative Agent shall have received appropriate financing statements to perfect each such Lien, which Lien shall be superior in priority to all other Liens, other than Liens arising after the date of this Agreement having priority over the Liens of the Administrative Agent by operation of applicable law or Liens permitted pursuant to the provisions of Section 6.02. The Borrower and each domestic Subsidiary of the Borrower (including GBAC) shall have executed and delivered to the Administrative Agent a Patent Security Agreement, a Trademark Security Agreement and a Copyright Security Agreement, each in form and substance acceptable to the Administrative Agent (collectively, the "INTELLECTUAL PROPERTY SECURITY AGREEMENTS").

            (h) BORROWER PLEDGE AGREEMENT. The Borrower shall have executed and delivered to the Administrative Agent a Pledge Agreement (the "BORROWER PLEDGE AGREEMENT") in form and content acceptable to the Administrative Agent pursuant to which the Borrower has pledged to the Administrative Agent (on behalf of the Lenders) all issued and outstanding securities of each domestic Subsidiary of the Borrower, which shall secure the payment of any and all Indebtedness and liabilities, whether now existing or hereafter incurred, of the Borrower to the Administrative Agent, the Lenders, the Swingline Lender and the Issuing Lender under the Loan Documents, and in connection therewith shall have delivered to the Administrative Agent certificates representing such issued and outstanding securities with related stock powers duly endorsed in blank.

            (i) HITTMAN PLEDGE AGREEMENT. Greatbatch-Hittman, Inc. shall have executed and delivered to the Administrative Agent a Pledge Agreement (the "HITTMAN PLEDGE AGREEMENT") in form and content acceptable to the Administrative Agent pursuant to which Greatbatch-Hittman, Inc. has pledged to the Administrative Agent (on behalf of the Lenders) all issued and outstanding securities of GBAC, which shall secure the payment of any and all Indebtedness and liabilities, whether now existing or hereafter incurred, of the Borrower or of Greatbatch-Hittman, Inc. to the Administrative Agent, the Lenders, the Swingline Lender and the Issuing Lender under the Loan Documents, and in connection therewith shall have delivered to the Administrative Agent certificates representing such issued and outstanding securities with related stock powers duly endorsed in blank.

            (j) CERTIFICATES OF INSURANCE. The Administrative Agent shall have received certificates of insurance and insurance policies, in form and content acceptable to the Administrative Agent, evidencing the insurance required to be carried by the Borrower pursuant to Section 5.07 hereof with endorsements, satisfactory to the Agent, designating the Agent as an additional insured and a loss payee and further designating that each such insurance policy contains a notice of cancellation provision satisfactory to the Agent.

            (k) CLOSING OF THE SIERRA ACQUISITION. Subject only to the delivery by the Borrower to Maxwell Electronic Components Group, Inc. of the proceeds of any Loans to be used by the Borrower in connection with the acquisition by GBAC of the substantially all of the assets of the Sierra-KD Components Division of Maxwell Electronic Components Group, Inc., on or before the Effective Date GBAC shall have acquired substantially all of the assets of the Sierra-KD Components Division of Maxwell Electronic Components Group, Inc. as described in an asset purchase agreement between GBAC and Maxwell Electronics Components Group, Inc. (the "ASSET PURCHASE AGREEMENT") and such other agreements, documents and instruments executed and delivered in connection therewith (collectively, the "SIERRA ACQUISITION DOCUMENTS"), free and clear of all Liens (other than Liens permitted pursuant to the provisions of Section 6.02) (such transaction to be referred to as the "SIERRA ACQUISITION").

            (l) PAYMENT OF FEES. On or before Effective Date the Administrative Agent the Administrative Agent shall have received all fees payable to the Administrative Agent for itself as Administrative Agent pursuant to one or more agreements with the Borrower relating to such fees.

            (m) GENERAL ASSURANCES. All other documents and legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Administrative Agent. The Borrower shall have delivered such further documents to the Administrative Agent and taken such further action respecting this Agreement and the other Loan Documents as the Administrative Agent or any Lender or counsel to M&T may reasonably request.

      The obligation of any Lender to make its initial extension of credit hereunder is also subject to the payment by the Borrower of such fees as the Borrower shall have agreed to pay to any Lender or the Administrative Agent in connection herewith, including, without limitation, the reasonable fees and expenses of Lippes, Silverstein, Mathias & Wexler LLP, counsel to the Administrative Agent, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to the Borrower).

      The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

4.02 EACH CREDIT EVENT. The obligation of each Lender to make any Loan, and of the Issuing Lender to issue, amend, renew or extend any Letter of Credit, is additionally subject to the satisfaction of the following conditions:

            (a) the representations and warranties of the Borrower set forth in this Agreement shall be true and correct on and as of the date of such Loan or the issuance, amendment, renewal or extension of such Letter or Credit (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

            (b) at the time of and immediately after giving effect to such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in the preceding sentence.

                         ARTICLE V AFFIRMATIVE COVENANTS

      Until the Commitments have expired or been terminated and the principal of and interest on each Note and all fees and expenses payable under the Loan Documents shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Administrative Agent, the Swingline Lender, the Issuing Lender and the Lenders that:

5.01 FINANCIAL STATEMENTS AND OTHER INFORMATION. The Borrower will furnish, or cause to be furnished, to the Administrative Agent and each Lender:

            (a) within ninety (90) days after the end of each fiscal year of the Borrower, the Consolidated and Consolidating balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, in form substantially similar to the statements described in Section 3.04(a), and all based on the results of operations and calculations reported on by Deloitte & Touche, LLP or other independent public accountants of recognized national standing as contained in the financial statements described in Section 5.01(e), below, such Consolidated and Consolidating financial statements to present fairly in all material respects the financial condition and results of operations on a Consolidated basis in accordance with GAAP consistently applied, subject to the absence of footnotes;

            (b) within forty five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower, the Consolidated and Consolidating balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of the corresponding period or periods of the previous fiscal year, all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations on a Consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

            (c) concurrently with any delivery of financial statements under clause (a) or (b) of this Section, a certificate of a Financial Officer of the Borrower in the form of EXHIBIT G (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.01, 6.07 and

      6.10, and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

            (d) concurrently with any delivery of financial statements under clause (e) of this Section, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

            (e) within ninety (90) days after the end of each fiscal year of Technologies, the audited consolidated and consolidating balance sheet and related statements of operations, stockholders' equity and cash flows of Technologies and its Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche, LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Technologies and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

            (f) promptly following submission to the United States Securities and Exchange Commission, a copy of Form 10-Q (with all attachments), Form 10-K and all other forms, documents or certificates filed by Technologies or any of its Subsidiaries with such Commission; and

            (g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries, or compliance with the terms of this Agreement and the other Loan Documents, as the Administrative Agent or any Lender may reasonably request.

      5.02 NOTICES OF MATERIAL EVENTS. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

            (a) the occurrence of any Default;

            (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any of its Affiliates that, if adversely determined, could result in a Material Adverse Effect;

            (c) the occurrence of any ERISA Event;

            (d) the assertion of any material environmental matter by any Person against, or with respect to the activities of, the Borrower or any of its Subsidiaries and any alleged material violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations; and

            (e) any other development that results in, or could result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

5.03 EXISTENCE: CONDUCT OF BUSINESS. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; PROVIDED that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

5.04 FUTURE SUBSIDIARIES; SUBSIDIARY GUARANTORS. The Borrower shall cause each domestic Subsidiary of the Borrower on the Effective Date, and each Person that becomes a domestic Subsidiary of the Borrower or of any Subsidiary of the Borrower after the Effective Date, to execute and deliver to the Administrative Agent a Guaranty Agreement, a Security Agreement, Intellectual Property Security Agreements, and such other agreements, documents and instruments reasonably requested by the Administrative Agent. All Subsidiaries of the Borrower on the Effective Date are listed on Part E of SCHEDULE II. Upon the request of the Required Lenders, the Borrower shall execute and deliver to the Administrative Agent (on behalf of the Lenders) a Borrower Pledge Agreement with respect to the capital stock or other securities of any Subsidiary of the Borrower that is domiciled outside of the United States, or of any Person that is domiciled outside of the United States that becomes a Subsidiary of the Borrower or of any Subsidiary of the Borrower after the Effective Date, pursuant to which the Borrower shall pledge to the Administrative Agent (on behalf of the Lenders) up to a maximum of sixty six and two thirds percent (66 2/3 %) of the issued and outstanding securities of such foreign Subsidiary, and shall secure the payment of any and all Indebtedness and liabilities, whether now existing or hereafter incurred, of the Borrower to the Administrative Agent, the Lenders and the Issuing Lender, and in connection therewith shall have delivered to the Administrative Agent certificates representing such issued and outstanding securities with related stock powers duly endorsed in blank

5.05 FUTURE PARENT ENTITIES; PARENT GUARANTORS. If the Borrower or any Subsidiary of the Borrower becomes a Subsidiary of any Person other than Technologies or Holdings after the Effective Date, the Borrower shall cause each such Person to execute and deliver to the Administrative Agent a Guaranty Agreement (each such Person to be referred to as a "PARENT GUARANTOR").

5.06 PAYMENT OF OBLIGATIONS. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including tax liabilities before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest would not result in a Material Adverse Effect.

5.07 MAINTENANCE OF PROPERTIES; INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. Part F of SCHEDULE II lists and generally describes each policy of insurance covering the business of, or any material asset of, the Borrower or any of its Subsidiaries on the Effective Date.

5.08 BOOKS AND RECORDS; INSPECTION RIGHTS. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice and during normal business hours, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

5.09 COMPLIANCE WITH LAWS. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property in all material respects.

5.10 USE OF PROCEEDS. The proceeds of the Revolving Credit Loans will only be used, and Letters of Credit will be issued only to support obligations incurred by the Borrower and its Subsidiaries, to extend and replace the Original Credit Facilities, to finance acquisitions permitted pursuant to the terms hereof (specifically including the Sierra Acquisition) and capital expenditures relating to existing and acquired properties, and for the general corporate purposes of the Borrower and its Subsidiaries in the ordinary course of business. The proceeds of the Term Loans will only be used by the Borrower and its Subsidiaries to extend and replace the Original Credit Facilities, and to finance acquisitions permitted pursuant to the terms hereof (specifically including the Sierra Acquisition) and capital expenditures relating to existing and acquired properties. No part of the proceeds of any Loan will be used whether directly or indirectly, for any purpose that entails violation of any of the Regulations of the Board, including Regulations U and X. in the ordinary course of business.

                         ARTICLE VI NEGATIVE COVENANTS

      Until the Commitments have expired or terminated and the principal of and interest on each Note and all fees and expenses payable under the Loan Documents have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Administrative Agent, the Issuing Lender, the Swingline Lender and the Lenders that:

6.01     INDEBTEDNESS.

            (a) The Borrower will not, nor will it permit any of its Guarantors to, create, incur, assume or permit to exist any Indebtedness, except:

                  (i) Indebtedness created hereunder;

                  (ii) Indebtedness existing on the date hereof and set forth in
            Part A of SCHEDULE II and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

                  (iii) Indebtedness of the Borrower to any Subsidiary Guarantor
            and of any Subsidiary Guarantor to the Borrower or any other Subsidiary Guarantor;

                  (iv) secured Indebtedness (including, without limitation,
            Indebtedness incurred in connection with Capital Lease Obligations, and Hedging Agreements) of the Borrower or such Guarantor in excess of Indebtedness permitted by Sections 6.01(a)(i) and (ii), above, PROVIDED that (i) the incurrence and/or repayment of such Indebtedness would not cause a violation of Section 6.10(c), (ii) the ratio of Consolidated Funded Debt (including the Indebtedness to be incurred) to Consolidated EBITDA (as at the end of the last fiscal quarter for which financial statements are available but giving PRO FORMA effect to such additional Indebtedness as set forth in Section1.03) is less than the then-applicable Leverage Ratio as set forth in Section 6.10(a), (iii) in the case of Indebtedness incurred in connection with Capital Lease Obligations, the obligations incurred do not exceed the fair market value of such property or assets (as determined in good faith by the Board of Directors of the Borrower or of the Guarantor incurring such Indebtedness), (iv) the creditors in respect of such additional Indebtedness (other than creditors with respect to Indebtedness secured by Liens permitted pursuant to Section 6.02) shall become parties to an intercreditor agreement by and among the Lenders (the "COLLATERAL AGENCY AGREEMENT") whereby the Administrative Agent shall agree to act as collateral agent for itself, the Lenders and such additional creditors as provided for herein, and the Collateral Agency Agreement shall be amended if necessary to reflect such additional Indebtedness and otherwise be in form and substance satisfactory to the Lenders, (v) if subordinated in right of payment to the Indebtedness to the Lenders hereunder, such Indebtedness is created under an agreement pursuant to which such Indebtedness is subordinated in right of payment to the Indebtedness to the Lenders hereunder pursuant to a subordination agreement in form and content acceptable to the Lenders, and (vi) no Default or Event of Default shall occur or be continuing after incurring such Indebtedness;

                  (v) unsecured Indebtedness of the Borrower or such Guarantor in excess of Indebtedness permitted by Sections 6.01(a)(i) and (ii), above, PROVIDED that (i) the incurrence and/or repayment of such Indebtedness would not cause a violation of Section 6.10(c), (ii) the ratio of Consolidated Funded Debt to Consolidated EBITDA (as at the end of the last fiscal quarter for which financial statements are available but giving PRO FORMA effect to such additional Indebtedness as set forth in Section1.03) is less than the then-applicable Leverage Ratio, (iii) in the case of Indebtedness incurred in connection with Capital Lease Obligations, the obligations incurred do not exceed the fair market value of such property or assets (as determined in good faith by the Board of Directors of the Borrower or of the Guarantor incurring such Indebtedness), (iv) such Indebtedness is Subordinated Indebtedness, and (v) no Default or Event of Default shall occur or be continuing after incurring such Indebtedness;



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

                  (vi) if no Default or Event of Default shall have occurred and be continuing, the provisions of this Section 6.01(a) will not prevent the Borrower or any Guarantor from becoming liable for secured Indebtedness PARI PASSU to the Indebtedness to the Lenders hereunder, or for Subordinated Indebtedness, in each case incurred for the purpose of extending, renewing, replacing or refinancing the same type of debt, PROVIDED that (i) the principal amount of such Indebtedness shall not exceed the principal amount of the debt being extended, renewed, replaced or refinanced, together with any accrued interest and premium with respect thereto and any costs and expenses related to such extension, renewal, replacement or refinancing, and
            (ii) such Indebtedness (A) shall not mature prior to the stated maturity of the PARI PASSU Indebtedness or Subordinated Indebtedness so extended, renewed, replaced or refinanced, (B) shall have an average life equal to or greater than the remaining average life of the Indebtedness so extended, renewed, replaced or refinanced, and
            (C) if Indebtedness other than Subordinated Indebtedness is being extended, renewed, replaced or refinanced, such Indebtedness shall continue to be subject to the Collateral Agency Agreement, and if Subordinated Indebtedness is being extended, renewed, replaced or refinanced, such Subordinated Indebtedness (as extended, renewed, replaced or refinanced) shall be created under an agreement pursuant to which such Indebtedness is subordinated in right of payment to the Indebtedness to the Lenders hereunder pursuant to a subordination agreement in form and content acceptable to the Lenders;

            (b) The Borrower will not, nor will it permit any of its Subsidiary Guarantors to, create, incur, assume or permit to exist any Indebtedness, except:

                  (i) Indebtedness assumed by the Borrower and/or by any of its
            Subsidiary Guarantors in any acquisition permitted pursuant to
            Section 6.03(c)(iii) to the extent, and solely to the extent, the aggregate principal amount of all such Indebtedness at any time outstanding does not exceed Seven Million Five Hundred Thousand Dollars ($7,500,000), and refinancings and replacements thereof (A) in a principal amount not exceeding in the aggregate the principal amount of the Indebtedness so refinanced or replaced plus any prepayment penalties, fees and expenses incurred in connection with such refinancings or replacements, (B) with an all-in cost which is less than the Indebtedness so refinanced or replaced, and (C) with an average life to maturity of not less than the then average life to maturity of the Indebtedness so refinanced or replaced; and

                  (ii) Indebtedness of the Borrower or any Subsidiary Guarantor
            incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; PROVIDED that (A) such Indebtedness is incurred prior to or within thirty (30) days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Indebtedness permitted by this clause (ii) shall not exceed Five Million Dollars ($5,000,000) at any time outstanding.



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

6.02 LIENS. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

            (a) any Lien on any property or asset of the Borrower or any of its Subsidiaries existing on the date hereof and set forth in Part B of
      SCHEDULE II;

            (b) Liens for taxes, assessments, governmental charges or levies, statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or which are being actively contested in good faith by appropriate proceedings;

            (c) Liens (other than Liens imposed on the Borrower or any of its Subsidiaries under ERISA) incurred or deposits made in the ordinary course of business (a) in connection with workers' compensation, unemployment insurance and other types of social security or (b) to secure (or to obtain letters of credit that secure) performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance bonds, sales contracts and other similar obligations; PROVIDED that, in each case, such Liens do not materially detract from the value of the property or assets of the Borrower or its Subsidiaries or materially impair the use thereof in the operation of the business of the Borrower or its Subsidiaries;

            (d) Liens (i) securing Capital Lease Obligations, or (ii) placed on property acquired by the Borrower or any of its Subsidiaries (other than property consisting of securities or constituting the assets of a business acquired in whole or in part from any Person or Persons) and existing at the time of the acquisition of such property, or (iii) placed on property being acquired or constructed by the Borrower or any of its Subsidiaries to secure the purchase price or cost thereof, or (iv) securing Indebtedness incurred to finance any acquisition or construction described in clauses (i) through (iii) immediately above and permitted under Section 6.01, PROVIDED that the Lien is confined to the property so acquired or constructed; and

            (e) Liens extending, renewing or replacing any Lien permitted by clauses (a) and (d) above, PROVIDED that (i) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary, (ii) such extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof and (iii) that, at the time of and immediately after giving effect to such extension, renewal or replacement is in effect, no Default shall have occurred and be continuing.

6.03     FUNDAMENTAL CHANGES.

            (a) The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), except:

                  (i) any Subsidiary of the Borrower may be merged or
            consolidated with or into the Borrower or another Subsidiary, PROVIDED (A) that if any such transaction shall be between a Subsidiary and the Borrower, the Borrower shall be the continuing or surviving corporation, and (B) if any such transaction shall be between a Subsidiary and another Subsidiary, the surviving or continuing Subsidiary shall be a Subsidiary Guarantor; and

                  (ii) any merger or consolidation permitted under clause (iii)
            of paragraph (c) of this Section.

            (b) The Borrower will not, nor will it permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or a substantial part of its business or property, whether now owned or hereafter acquired, except:

                  (i) any Subsidiary Guarantor of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its property (upon voluntary liquidation or otherwise) to the Borrower or another Subsidiary Guarantor of the Borrower; and

                  (ii) the capital stock of any Subsidiary of the Borrower may be sold, transferred or otherwise disposed of to the Borrower or another Subsidiary Guarantor of the Borrower.

            (c) The Borrower will not, nor will it permit any of its Subsidiaries to, acquire any business or property from, or capital stock of, or be a party to any acquisition of, any Person (whether by way of purchase of such assets or stock, by merger or consolidation or otherwise), except:

                  (i) for any merger or consolidation permitted under clause (i)
            of paragraph (a) of this Section;

                  (ii) for purchases of inventory and other property to be sold or used in the ordinary course of business and Investments permitted under Section 6.06(a); and

                  (iii) the Borrower or any Subsidiary Guarantor of the Borrower
            may acquire any business, and the related assets, of any other Person (whether by way of purchase of assets or stock, by merger or consolidation or otherwise), so long as:

                        [A] if such acquisition shall be effected by merger or
                  consolidation involving the Borrower, the Borrower shall be the continuing or surviving entity;

                        [B] such acquisition (if by purchase of stock) shall be
                  effected in such manner so that the acquired entity becomes a Subsidiary Guarantor of the Borrower;

                        [C] after giving effect to such acquisition (and the
                  provisions of Section1.03) the Borrower and its Subsidiaries shall be in compliance with Section 6.10 ;

                        [D] the Borrower shall have delivered to the
                  Administrative Agent a certificate of a Financial Officer in the form of EXHIBIT G showing calculations in reasonable detail to demonstrate compliance with clause (iii)[C] immediately above;

                        [E] the Borrower shall have obtained the prior written
                  consent of the Required Lenders in the event that:

                              [I] with respect to any acquisition consummated
                        during the period commencing on the Effective Date and ending on the last day of Borrower's fiscal year ending nearest to December 31, 2001 (other than the Sierra Acquisition) (a) the aggregate amount of cash expenditures in respect of such acquisition would exceed Ten Million Dollars ($10,000,000), or (b) such acquisition would constitute the third (3rd) or greater acquisition to be consummated by the Borrower and/or any of its Subsidiaries (whether individually or collectively) during such period; and

                              [II] with respect to any acquisition consummated
                        during Borrower's fiscal year ending nearest to December 31, 2002 and ending on the last day of such fiscal year
                        (a) the aggregate amount of cash expenditures in respect of such acquisition would exceed Fifteen Million Dollars ($15,000,000), or (b) such acquisition would constitute the third (3rd) or greater acquisition to be consummated by the Borrower and/or any of its Subsidiaries (whether individually or collectively) during such fiscal year; and

                              [III] with respect to any acquisition consummated
                        after the end of Borrower's fiscal year ending nearest to December 31, 2002, such acquisition would require any payment in cash by the Borrower or any of its Subsidiaries; and

                        [F] immediately prior to such acquisition and after
                  giving effect thereto, no Default shall have occurred and be continuing.

6.04 LINES OF BUSINESS. The Borrower will not, nor will it permit any of its Subsidiaries to, engage to any material extent in any business other than the business of manufacturing, distributing and selling components and assemblies for medical devices, batteries, capacitors and precision components and assemblies for select industrial and medical market segments.

6.05 RESTRICTIVE AGREEMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement prohibiting:

            (a) (i) the creation or assumption of any Lien in favor of the Administrative Agent and/or the Lenders upon its properties, revenues or assets, whether now owned or hereafter acquired; PROVIDED, the Borrower may, and may permit any of its Subsidiaries to, enter into any agreement restricting the right of Administrative Agent's and/or the Lenders' to make subject to a Lien any property to the extent (A) such property is subject to a security interest in favor of another Person, (B) the Indebtedness incurred by the Borrower or such Subsidiary is otherwise permitted pursuant to Section 6.01, and (C) the Lien in favor of such third Person is otherwise permitted pursuant to Section 6.02, or (ii) the ability of the Borrower or any Guarantor Subsidiary to amend or otherwise modify this Agreement or any other Loan Document; and

            (b) any Subsidiary from making any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Borrower.

6.06 INVESTMENTS, LOANS, ADVANCES, GUARANTEES AND ACQUISITIONS; HEDGING AGREEMENTS.

            (a) INVESTMENTS, ETC. The Borrower will not, nor will it permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

                  (i) investments existing on the date hereof and set forth in
            Part C of SCHEDULE II;

                  (ii) Permitted Investments;

                  (iii) investments by the Borrower in the capital stock of its
            Subsidiaries;

                  (iv) loans or advances made by the Borrower to any Subsidiary
            Guarantor and made by any Subsidiary Guarantor to the Borrower or another Subsidiary Guarantor;

                  (v) Guarantees constituting Indebtedness permitted by Section
            6.01; and

                  (vi) any transaction permitted under Section 6.03.

            (b) HEDGING AGREEMENTS. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

6.07 RESTRICTED PAYMENTS. The Borrower will not, nor will it permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment; PROVIDED (a) the Borrower may declare and pay dividends with respect to its capital stock payable (i) in additional shares of its common stock, (ii) in cash only if, and solely to the extent, the aggregate amount of cash dividends declared and paid by the Borrower for any period does not exceed the difference between: (A) fifty percent (50%) of the Net Income of the Borrower and its Subsidiaries for such period, MINUS (B) the aggregate amount of cash paid (as dividends or otherwise) by the Borrower during such period pursuant to clause (b) immediately below, and (iii) in any combination of the foregoing, (b) in any fiscal year the Borrower may declare and pay cash dividends with respect to its capital stock, and/or may make payments of cash to any parent corporation or to Donaldson, Lufkin & Jenrette Securities Corporation (or its successor), in an aggregate amount not to exceed the amount of advisory fees and retainer payable in such fiscal year by Technologies to Donaldson, Lufkin & Jenrette Securities Corporation (or its successor) pursuant to an agreement by and between Technologies and such party dated July 10, 1997 and as in effect on the Effective Date; PROVIDED, in no event shall the aggregate amount of cash dividends and cash payments made pursuant to this clause (b) exceed One Hundred Thousand Dollars ($100,000) in any fiscal year of the Borrower, (c) the Borrower may make payments to its Affiliates only if, and solely to the extent, the transaction or transactions giving rise to such payments satisfy the requirements of Section 6.08, and (d) the Borrower may make payments to former participants of the Borrower's existing employee stock ownership plan qualified under ERISA (the "ESOP") in connection with the redemption of the securities of the Borrower held in such former participant's ESOP account, as permitted pursuant to the terms of the ESOP or as otherwise required by ERISA. Nothing herein shall be deemed to prohibit the payment of dividends by any Subsidiary of the Borrower to the Borrower or to any other Subsidiary Guarantor of the Borrower.

6.08 TRANSACTIONS WITH AFFILIATES. The Borrower will not, nor will it permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except
(a) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and its Subsidiaries not involving any other Affiliate and (c) any Restricted Payment permitted by Section 6.07.

6.09 SALE AND LEASE-BACK TRANSACTIONS. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

6.10 CERTAIN FINANCIAL COVENANTS.

            (a) LEVERAGE RATIO. The Borrower will not permit the Leverage Ratio as at:

                  (i) the last day of Borrower's fiscal year ending on December
            28, 2001, to exceed 3.00 to 1.00;

                  (ii) the last day of the Borrower's fiscal year ending on
            December 27, 2002, to exceed 2.75 to 1.00; and

                  (iii) the last day of the Borrower's fiscal year ending on
            December 26, 2003, and as at each fiscal quarter thereafter, to exceed 2.50 to 1.00.

            (b) FIXED CHARGES COVERAGE RATIO. The Borrower will not permit the Fixed Charges Coverage Ratio to be less than 1.25 to 1.00 as at the last day of any fiscal quarter ending after the Effective Date.

            (c) INTEREST COVERAGE RATIO. The Borrower will not permit the Interest Coverage Ratio to be less than 3.00 to 1.00 as at the last day of any fiscal quarter ending after the Effective Date.

                         ARTICLE VII EVENTS OF DEFAULT

If any of the following events ("EVENTS OF DEFAULT") shall occur:

            (a) the Borrower shall fail to pay any principal of any Loan or Note or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

            (b) the Borrower shall fail to pay any interest on any Loan or Note or any fee or any other amount (other than an amount referred to in clause
      (a) of this Article) payable under this Agreement or under any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) or more Business Days;

            (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall prove to have been incorrect when made or deemed made;

            (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a) or 5.03 (with respect to the Borrower's existence) or in ARTICLE VI;

            (e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clauses (a), (b) or (d) of this Article) or any other Loan Document and such failure shall continue unremedied for a period of ten
      (10) or more Business Days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower;

            (f) any Subsidiary Guarantor or Parent Guarantor shall fail to observe or perform any covenant, condition or agreements contained in any Loan Document to which it is a party, and such failure shall continue unremedied for a period of ten (10) or more Business Days after notice thereof from the Administrative Agent (given at the request of any Lender) to such Subsidiary Guarantor or Parent Guarantor;

            (g) the Borrower or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Indebtedness, the outstanding and unpaid principal amount of which at the time equals or exceeds One Million Dollars ($1,000,000), when and as the same shall become due and payable;

            (h) any event or condition occurs that results in any Indebtedness, the outstanding and unpaid principal amount of which at the time equals or exceeds One Million Dollars ($1,000,000), becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of such Indebtedness or any trustee or agent on its or their behalf to cause such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity;

            (i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any of its Subsidiaries or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of sixty (60) or more days or an order or decree approving or ordering any of the foregoing shall be entered;

            (j) the Borrower or any of its Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

            (k) the Borrower or any of its Subsidiaries shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

            (l) one or more judgments for the payment of money in an aggregate amount in excess of applicable insurance coverage of One Million Dollars ($1,000,000) or more shall be rendered against the Borrower or any of its Subsidiaries or any combination thereof and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any of its Subsidiaries to enforce any such judgment;

            (m) an ERISA Event shall have occurred that is reasonably likely to result in a liability or loss to the Borrower or any of its Subsidiaries in an amount in excess of One Million Dollars ($1,000,000);

            (n) a Change in Control shall occur; or

            (o) any Loan Document or Lien granted thereunder shall terminate or cease to be effective (other than pursuant to its terms) or cease to be legally valid, binding and enforceable obligation of the Borrower, a Subsidiary Guarantor or a Parent Guarantor party thereto (other than as a result of any termination in accordance with the terms thereof); the Borrower, any Subsidiary Guarantor or Parent Guarantor party to any Loan Documents shall, directly or indirectly, contest in any manner the effectiveness of any such Loan Document or Lien granted thereunder or the validity, binding nature, or enforceability thereof; or any Lien shall cease to have the priority purported to be given under the applicable Loan Document;

then, and in every such event (other than an event with respect to the Borrower described in clause (i) or (j) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (i) or (j) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                     ARTICLE VIII THE ADMINISTRATIVE AGENT

      Each of the Lenders and the Issuing Lender hereby irrevocably appoints the Administrative Agent as its agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

      The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

      The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein and in the other Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is


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

communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein,
(iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in ARTICLE IV or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

      The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

      The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

      The Administrative Agent may resign at any time by notifying the Lenders, the Issuing Lender and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the prior written consent of the Borrower (which consent shall not be unreasonably withheld), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent's resignation shall nonetheless become effective and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and (2) the Required Lenders shall perform the duties of the Administrative Agent (and all payments and communications provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly) until such time as the Required Lenders appoint a successor agent as provided for above in this paragraph. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers,



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

privileges and duties of the retiring (or retired) Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

      Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

      Except as otherwise provided in Section 9.02(b) with respect to this Agreement, the Administrative Agent may, with the prior consent of the Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents.


                            ARTICLE IX MISCELLANEOUS

9.01 NOTICES. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                (a)  if to the Borrower:

                Wilson Greatbatch Ltd.
                10000 Wehrle Drive
                Clarence, New York  14031
                Tel: 716 759 5602
                Fax: 716 759 5614

                Attn:  Arthur J. Lalonde
                       Senior Vice President - Finance
                with a copy to:

                Warren Buhle, Esq.
                Weil, Gotshal & Manges LLP
                767 Fifth Avenue
                New York, New York  10153
                Tel:  212 310 8898
                Fax:  212 310 8007


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

                (b) if to the Administrative Agent:

                Manufacturers and Traders Trust Company
                One Fountain Plaza
                12th Floor
                Buffalo, New York  14203
                Tel:  716 848 7303
                Fax:  716 848 7318

                Attn: Shelley Drake
                      Administrative Vice President


                with a copy to:

                William E. Mathias, Esq.
                Lippes, Silverstein, Mathias & Wexler LLP
                700 Guaranty Building
                28 Church Street
                Buffalo, New York  14202
                Tel:  716 853 5100
                Fax:  716 853 5199

                (c)  if to the Issuing Lender:

                Manufacturers and Traders Trust Company
                One Fountain Plaza
                12th Floor
                Buffalo, New York  14203
                Tel:  716 848 7303
                Fax:  716 848 7318

                Attn: Shelley Drake
                      Administrative Vice President


                with a copy to:

                William E. Mathias, Esq.
                Lippes, Silverstein, Mathias & Wexler LLP
                700 Guaranty Building
                28 Church Street
                Buffalo, New York  14202
                Tel:  716 853 5100
                Fax:  716 853 5199

                (d)  if to the Swingline Lender:

                Manufacturers and Traders Trust Company
                One Fountain Plaza
                12th Floor
                Buffalo, New York  14203
                Tel:  716 848 7303
                Fax:  716 848 7318

                Attn: Shelley Drake
                      Administrative Vice President


                with a copy to:

                William E. Mathias, Esq.
                Lippes, Silverstein, Mathias & Wexler LLP
                700 Guaranty Building
                28 Church Street
                Buffalo, New York  14202
                Tel:  716 853 5100
                Fax: 716 853 5199


                (e) if to a Lender, to it at its address (or telecopy number) set forth in SCHEDULE I.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any such change by a Lender, by notice to the Borrower and the Administrative Agent). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt. Unless otherwise specified herein, each notice or other communication required or permitted to be given hereunder by the Borrower shall be given or made only by a Senior Executive Officer or Financial Officer of the Borrower.

9.02     WAIVERS; AMENDMENTS.

            (a) NO DEEMED WAIVERS: REMEDIES CUMULATIVE. No failure or delay by the Administrative Agent, the Issuing Lender or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Lender and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Lender may have had notice or knowledge of such Default at the time.

            (b) AMENDMENTS. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; PROVIDED that no such agreement shall:

                  (i) increase the Commitment of any Lender without the written consent of such Lender,

                  (ii) reduce the principal amount of any Loan or LC
            Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,

                  (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby,

                  (iv) change Section 2.16(d) without the consent of each Lender affected thereby, or

                  (v) change any of the provisions of this Section or the
            percentage in the definition of the term "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, and PROVIDED FURTHER that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Lender hereunder without the prior written consent of the Administrative Agent the Issuing Lender, as the case may be.

            (c) Notwithstanding the foregoing, the Borrower acknowledges and agrees that the Administrative Agent reserves the right, at any time, after consulting with the Borrower, to modify pricing, tenor or terms of the Revolving Credit Facility and/or the Term Loan Facility, but not the principal amount of either of such facilities, if the Administrative Agent determines, on a commercially reasonable basis, that such modifications are advisable to ensure successful syndication of the Revolving Credit Facility and/or the Term Loan Facility.

9.03     EXPENSES; INDEMNITY; DAMAGE WAIVER.

            (a) COSTS AND EXPENSES. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Issuing Lender or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Lender or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof.

            (b) INDEMNIFICATION BY THE BORROWER. The Borrower shall indemnify the Administrative Agent, the Issuing Lender and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "INDEMNITEE") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any of the other Loan Documents or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

            (c) REIMBURSEMENT BY LENDERS. To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Issuing Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or the Issuing Lender, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; PROVIDED that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Issuing Lender in its capacity as such.

            (d) WAIVER OF CONSEQUENTIAL DAMAGES; ETC. To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

            (e) PAYMENTS. All amounts due under this Section shall be payable promptly after written demand therefor.

9.04     SUCCESSORS AND ASSIGNS.

            (a) ASSIGNMENTS GENERALLY. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Lender and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

            (b) ASSIGNMENTS BY LENDERS. Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); PROVIDED that

                  (i) except in the case of an assignment to a Lender or an
            Affiliate of a Lender, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Commitment or any Lender's obligations in respect of its LC Exposure, the Issuing Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld),

                  (ii) except in the case of an assignment to a Lender or an
            Affiliate of a Lender, or an assignment of the entire remaining amount of the assigning Lender's Commitment, unless each of the Borrower and the Administrative Agent otherwise consent, which consent may be given or withheld in sole discretion of each such party, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than Ten Million Dollars ($10,000,000),

                  (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's Term Loan Commitment and Revolving Credit Commitment and of a proportionate part of the assigning Lender's rights and obligations under this Agreement,

                  (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of Three Thousand Five Hundred Dollars ($3,500) payable by either or both of the assigning Lender and assignee as agreed to by such parties (which processing and recordation shall not be chargeable to, assessable against, or otherwise imposed upon, the Borrower), and

                  (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;

PROVIDED FURTHER, that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (a), (b),
(i) or (j) of ARTICLE VII has occurred and is continuing. Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

            (c) MAINTENANCE OF REGISTER BY THE ADMINISTRATIVE AGENT. The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in Buffalo, New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Lender, and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice. Each change in the Register due to the assignment by or assumption by such Lender of any Commitment as evidenced by a duly executed Assignment and Acceptance delivered to the Administrative Agent, or due to the admission of a new Lender pursuant such new Lender's assumption of a Commitment from a present Lender as evidenced by a duly executed Assignment and Acceptance delivered to the Administrative Agent, shall be reflected in SCHEDULE I.

            (d) EFFECTIVENESS OF ASSIGNMENTS. Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

            (e) PARTICIPATIONS. Any Lender may sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans owing to it); PROVIDED that (i) except in the case of the sale of a participation to a Lender or an Affiliate of a Lender, the Borrower must give its prior written consent to such sale (which consent shall not be unreasonably withheld), (ii) such Lender's obligations under this Agreement and the other Loan Documents shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iv) the Borrower, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first PROVISO to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

            (f) LIMITATIONS ON RIGHTS OF PARTICIPANTS. A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15.

            (g) CERTAIN PLEDGES. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; PROVIDED that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

            (h) NO ASSIGNMENTS TO THE BORROWER OR AFFILIATES. Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan or LC Exposure held by it hereunder to the Borrower or any of its Affiliates or Subsidiaries without the prior consent of each Lender.

9.05 SURVIVAL. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Lender or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full

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force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15 and
9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

9.06 COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

9.07 SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

9.08 RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, subject to the provisions of Section 2.16 each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

9.09 GOVERNING LAW; JURISDICTION: ETC.

            (a) GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to its principles of conflicts of laws.

            (b) SUBMISSION TO JURISDICTION. The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in Erie County and of the United States District Court of the Western District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Lender or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

            (c) WAIVER OF VENUE. The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (d) SERVICE OF PROCESS. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in
      Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9.11 HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

9.12 TREATMENT OF CERTAIN INFORMATION: CONFIDENTIALITY.

            (a) TREATMENT OF CERTAIN INFORMATION. The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and the Borrower hereby authorizes each Lender to share any information delivered to such Lender by the Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph
      (b) of this Section as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

            (b) CONFIDENTIALITY. Each of the Administrative Agent, the Issuing Lender and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed
      (i) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this paragraph, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (vii) with the consent of the Borrower or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this paragraph or (B) becomes available to the Administrative Agent, the Issuing Lender or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this paragraph, "INFORMATION" means all information received from the Borrower relating to theBorrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Lender or any Lender on a nonconfidential basis prior to disclosure by the Borrower; PROVIDED that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                            [SIGNATURE PAGES FOLLOW]

WILSON GREATBATCH LTD.


By: /s/ Arthur J. Lalonde
    ---------------------------
Name:    Arthur J. Lalonde
Title:   Senior Vice President, Finance and Treasurer


LENDERS

MANUFACTURERS AND TRADERS TRUST COMPANY, as Administrative Agent


By: /s/ Shelley Drake
    ---------------------------
Name:    Shelley Drake
Title:   Administrative Vice President


MANUFACTURERS AND TRADERS TRUST COMPANY, for itself and as Swingline Lender and as Issuing Lender


By: /s/ Shelley Drake
    ---------------------------
Name:    Shelley Drake
         Title:   Administrative Vice President

                                   SCHEDULE I

                                   COMMITMENTS
        [See definitions of "Commitment" and "Lenders" in Section 1.01 ]


-----------------------------------------------------------------------------------------------------
              LENDER          REVOLVING CREDIT       TERM LOAN           COMMITMENT        APPLICABLE
                                 COMMITMENT         COMMITMENT                             PERCENTAGE
-----------------------------------------------------------------------------------------------------

  M&T                          $20,000,000.00    $80,000,000.00       $100,000,000.00      100%
One Fountain Plaza
12th Floor
Buffalo, New York
14203




-----------------------------------------------------------------------------------------------------




                                                                               I

                                   SCHEDULE II

                  EXISTING INDEBTEDNESS, LIENS AND INVESTMENTS
       [See Section 4.01, Section 5.04, Section 5.07, Section 6.01(a)(ii),
                    Section 6.02(a) and Section 6.06(a)(i)]


         Part A - INDEBTEDNESS





         Part B - LIENS





         Part C - INVESTMENTS





         Part D - PATENTS, TRADEMARKS AND TRADENAMES






         Part E - SUBSIDIARIES





         Part F - INSURANCE





                                                                              II

                                  SCHEDULE III

                                   LITIGATION
    [See definition of "Disclosed Matters" in Section 1.01 and Section 3.06]








                                                                            III

                                   SCHEDULE IV

                              ENVIRONMENTAL MATTERS
    [See definition of "Disclosed Matters" in Section 1.01 and Section 3.06]






                                                                             IV

                                   SCHEDULE V

                           EXISTING LETTERS OF CREDIT


 LETTER OF CREDIT NO.        ISSUER                 FACE AMOUNT    EXPIRE DATE





                                                                               V

                                    EXHIBIT A

                       [Form of Assignment and Acceptance]

                            ASSIGNMENT AND ACCEPTANCE

      Reference is made to the Amended and Restated Credit Agreement dated as of June ___, 2001 (as amended and in effect on the date hereof, the "CREDIT AGREEMENT"), by and among WILSON GREATBATCH LTD., the Lenders named therein and MANUFACTURERS AND TRADERS TRUST COMPANY, as Administrative Agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.

      The Assignor named below hereby sells and assigns, without recourse, to the Assignee named below, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth below, the interests set forth below (the "ASSIGNED INTEREST") in the Assignor's rights and obligations under the Credit Agreement, including the interests set forth below in the Commitment of the Assignor on the Assignment Date and Loans owing to the Assignor which are outstanding on the Assignment Date, together with unpaid interest accrued on the assigned Loans to the Assignment Date, the participations in Letters of Credit and LC Disbursements held by the Assignor on the Assignment Date, and the amount, if any, set forth below of the fees accrued to the Assignment Date for account of the Assignor. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

      This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required by applicable law to be delivered by the Assignee in order to permit all payments received by such Foreign Lender hereunder to be made without withholding, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The [Assignee/Assignor] shall pay the fee payable to the Administrative Agent pursuant to Section 9.04(b)(iv) of the Credit Agreement.

      This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.


Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment ("ASSIGNMENT DATE")1:


                                                               Principal Amount
FACILITY                                                               ASSIGNED

Commitment Assigned:                                                          $

Syndicated Loans:

Fees Assigned (if any):


The terms set forth above and below are hereby agreed to:

[NAME OF ASSIGNOR] , as Assignor            [NAME OF ASSIGNEE] , as Assignee


By:                                         By:
   --------------------------                   ----------------------------
Name:                                       Name:
Title:                                      Title:

The undersigned hereby consent to the within assignment2:


WILSON GREATBATCH LTD.


By:
   ---------------------------
Name:
Title:

MANUFACTURERS AND TRADERS TRUST COMPANY, as Administrative Agent


By:
   ---------------------------
Name:
Title:


--------------------
      1 Must be at least five (5) Business Days after execution by Assignor and Assignee.
      2 Consents to be included to the extent required by Section 9.04(b) of the Credit Agreement.

                                    EXHIBIT B


                                  June 18, 2001

To    Manufacturers and Traders Trust Company,
       as Administrative Agent, and each of
       the Lenders party to the Credit Agreement referred to below

            Re: WILSON GREATBATCH LTD.

Ladies and Gentlemen:

            We have acted as counsel to Wilson Greatbatch Ltd. (the "BORROWER"), Greatbatch-Hittman, Inc. ("HITTMAN"), GB Acquisition Co., Inc. ("GBAC"), Wilson Greatbatch Technologies, Inc. (the "PARENT") and WGL Intermediate Holdings, Inc. ("HOLDINGS" and together with the Borrower, Hittman, GBAC and the Parent, collectively, the "COMPANIES") and Battery Engineering, Inc. ("BATTERY" and together with the Companies, the "LOAN PARTIES") in connection with the preparation, execution and delivery of, and the consummation of the transactions contemplated by, the Amended and Restated Credit Agreement dated as of June 18, 2001 (the "CREDIT AGREEMENT"), by and among the Borrower, the Lenders party thereto and Manufacturers and Traders Trust Company, as agent for the Lenders (the "ADMINISTRATIVE AGENT").

            This opinion is rendered to you pursuant to SECTION 4.01(B) of the Credit Agreement. Capitalized terms defined in the Credit Agreement, used herein, and not otherwise defined herein, shall have the meanings given them in the Credit Agreement.

            In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the following documents:

            (a)   the Credit Agreement;

            (b) the Term Loan Note and the Revolving Credit Note issued by the Borrower on the date hereof;

            (c) the Security Agreement and Intellectual Property Security Agreements executed by each of the Borrower, Hittman and Battery (the "EXISTING SECURITY AGREEMENTS");

            (d) the Security Agreement and the Intellectual Property Security Agreements executed by GBAC (the "GBAC SECURITY AGREEMENTS", and together with the Existing Security Agreements, the "SECURITY Documents");

            (e) the Pledge Agreement executed by each of the Borrower and Hittman (the "PLEDGE AGREEMENT");

            (f)   the Guaranty Agreement executed by GBAC (the "GUARANTY");

            (g) the Reaffirmation Agreement executed by each Loan Party other than GBAC; and

            (h) the financing statements on Form UCC-1, each naming a Loan Party as debtor and the Administrative Agent as secured party (the "FINANCING STATEMENTS") to be filed in the Uniform Commercial Code Filing Offices in the jurisdictions listed on
                  SCHEDULE I hereto (each a "RELEVANT JURISDICTION").

The agreements specified in clauses (a) through (g) above are collectively referred to as the "AGREEMENTS".

            In addition, we have examined such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Loan Parties, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

            In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Loan Parties and upon the representations and warranties of the Loan Parties contained in the Agreements. We have also assumed (i) the valid existence of Battery, (ii) that Battery has the requisite corporate power and authority to enter into and perform the Agreements to which it is a party and (iii) the due authorization, execution and delivery of such Agreements by Battery. As used herein "to our knowledge" and "of which we are aware" mean the conscious awareness of facts or other information by any lawyer in our firm actively involved in the transactions contemplated by the Agreements.

            Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

            1. The Borrower is a corporation validly existing and in good standing under the law of the State of New York and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

            2. Each of the Companies (other than the Borrower and Battery) is a corporation validly existing and in good standing under the law of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

            3. Each Company has all requisite corporate power and authority to execute and deliver the Agreements to which it is a party and to perform its respective obligations thereunder. The execution, delivery and performance by each of the Companies of the Agreements to which it is a party have been duly authorized by all necessary corporate action on the part of such Company. Each Company has duly executed and delivered the Agreements to which it is a party and (assuming the due authorization, execution and delivery thereof by the other parties thereto) such Agreements constitute the legal, valid and binding obligations of each Loan Party party thereto, enforceable against such Loan Party in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that (a) rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto, (b) no opinion is expressed with respect to rights of set-off by participants under the Credit Agreement and (c) certain remedial provisions of each of the Security Documents and the Pledge Agreement are or may be unenforceable in whole or in part under the laws of the State of New York, but the inclusion of such provisions does not affect the validity of the Security Documents or the Pledge Agreement, and each of the Security Documents and the Pledge Agreement contains adequate provisions for the practical realization of the rights and benefits afforded thereby. No opinion is expressed in this paragraph as to the attachment, perfection or priority of any liens granted pursuant to the Security Documents or the Pledge Agreement.

            4. The execution and delivery by each Loan Party of the Agreements to which it is a party and the performance by such Loan Party of its respective obligations thereunder will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of the Certificate of Incorporation or by-laws of such Loan Party, (ii) any of the terms, conditions or provisions of any material document, agreement or other instrument to which such Loan Party is a party or by which it is bound of which we are aware, (iii) New York or federal law or regulation, including, without limitation, Regulations U and X of the Board of Governors of the Federal Reserve System (other than federal and state securities or blue sky laws, as to which we express no opinion in this paragraph), or (iv) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on such Loan Party of which we are aware.

            5. To our knowledge, there is no litigation, proceeding or governmental investigation pending or overtly threatened against any Loan Party that relates to any of the transactions contemplated by the Agreements or which, if adversely determined, would have a material adverse effect on the business, assets or financial condition of the Loan Parties taken as a whole.

            6. No consent, approval, waiver, license or authorization or other action by or filing with any New York or federal governmental authority is required in connection with the execution and delivery by each Loan Party of the Agreements to which it is a party, the consummation by the Loan Parties of the transactions contemplated thereby or the performance by each Loan Party of its obligations thereunder, except for the filings in connection with perfecting security interests and federal and state securities or blue sky laws, as to which we express no opinion in this paragraph.

            7. (a) Assuming the filing of the applicable Financing Statements on Form UCC-1 in the filing offices in the Relevant Jurisdictions, the execution and delivery of each Security Document creates in favor of the Administrative Agent, a valid and duly perfected security interest in the "Collateral" (as defined in each such Security Document) to the extent perfection of a security interest in the Collateral may be perfected by the filing of a financing statement under the Uniform Commercial Code in effect in the State of New York (the "UCC"), as security for the "Obligations" (as defined in each such Security Agreement).

            (b) Assuming (i) delivery and continued possession in New York by the Administrative Agent (the "PLEDGEE") of all certificates that represent the "Pledged Stock" (as defined in the Pledge Agreement), together with stock powers properly executed in blank with respect thereto, and

(ii) that the Pledgee was without notice of any adverse claim (as such phrase is defined in Section 8-102 of the UCC) with respect to the Pledged Stock, the execution and delivery of the Pledge Agreement creates a valid and duly perfected lien on and security interest in the Pledged Stock, as security for the Obligations (as defined in the Pledge Agreement), which is free of any adverse claim.

            The opinion in subparagraph (a) and, with respect to subclause A below, subparagraph (b), are subject to the following exceptions:

                  A. that with respect to the rights in or title to the Collateral of any Grantor (as such term is defined in the Security Documents and the Pledge Agreement), we express no opinion, and have assumed that such Grantor has title to the Collateral;

                  B. to the extent that perfection of a lien or security interest in any Collateral is governed by the law of any jurisdiction other than the State of New York, we express no opinion;

                  C. that with respect to any Collateral which is or may become fixtures (within the meaning of Section 9-313 of the UCC) we express no opinion; and

                  D. that with respect to transactions excluded from Article 9 of the UCC by Section 9-104 thereof, we express no opinion.

            The opinion set forth in subparagraph (b) is subject to the following exceptions and assumption:

                  A. that with respect to (i) federal tax liens accorded priority under law and (ii) liens created under Title IV of the Employee Retirement Income Security Act of 1974, as amended, which are properly filed after the earlier of the date hereof and the date of such Pledge Agreement, we express no opinion as to the relative priority of such liens and the security interests created by the Pledge Agreement in the Pledged Stock or as to whether such liens may be adverse claims; and

                  B. that with respect to any claim (including for taxes) in favor of any state or any of its respective agencies, authorities, municipalities or political subdivisions which claim is given lien status and/or priority under any law of such state, we express no opinion as to the relative priority of such liens and the security interests created by the Pledge Agreement in the Pledged Stock or as to whether such liens maybe adverse claims; and

            In addition, the opinions in subparagraphs (a) and (b) are subject to (i) the limitations on perfection of security interests in proceeds resulting from the operation of Section 9-306 of the UCC; (ii) the limitations with respect to buyers in the ordinary course of business imposed by Sections 9-307 and 9-308 of the UCC; (iii) the limitations with respect to documents, instruments and securities imposed by Sections 8-302, 9-304 and 9-309 of the UCC; (iv) the provisions of Section 9-203 of the UCC relating to the time of attachment; and (v) Section 552 of Title 11 of the United States Code (the "BANKRUPTCY CODE") with respect to any Collateral acquired by any Loan Party subsequent to the commencement of a case against or by such Loan Party under the Bankruptcy Code.

            We further assume (a) that all filings will be timely made and duly filed as necessary (i) in the event of a change in the name, identity or corporate structure of any Loan Party, (ii) in the event of a change in location of the Collateral, or the location of the principal office of any Loan Party or the place where any Loan Party keeps its books and records, and (iii) to continue to maintain the effectiveness of the original filings, and (b) that any money, instruments, documents or securities which may constitute part of the Collateral are and will remain in the Pledgee's possession.

            The opinions expressed herein are limited to the laws of the State of New York, the corporate laws of the State of Delaware and federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

            The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. This opinion may not be used or relied upon by any other person, nor may this letter or any copies hereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent, other than an assignee permitted under SECTION 9.04 of the Credit Agreement.

                                          Very truly yours,

                                   SCHEDULE I

                            UCC FILING JURISDICTIONS

New York Secretary of State

                                    EXHIBIT C



                          FORM OF REPLACEMENT TERM NOTE



      $80,000,000.00                                  June __, 2001
                                                      Buffalo, New York

      FOR VALUE RECEIVED, the undersigned, WILSON GREATBATCH LTD., a New York corporation (the "Borrower"), promises to pay to the order of MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation, as Administrative Agent (the "ADMINISTRATIVE AGENT"), the principal sum of EIGHTY MILLION DOLLARS ($80,000,000.00) representing Term Loans made pursuant to that certain Amended and Restated Credit Agreement, dated as of June __, 2001, by and among the Borrower, the Lenders party thereto and the Administrative Agent (as amended, supplemented, amended and restated or otherwise modified from time to time, the "AMENDED AND RESTATED CREDIT AGREEMENT"), such principal payment to be made in accordance with the terms of the Amended and Restated Credit Agreement. All capitalized terms used in this Replacement Term Note, unless otherwise specifically defined herein, shall have the meaning ascribed to them in the Amended and Restated Credit Agreement.

      The Borrower also further agrees to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Amended and Restated Credit Agreement.

      All payments of principal of and interest on this Replacement Term Note shall be made at the Principal Office of the Administrative Agent in lawful money of the United States and in immediately available funds, or at such other place as the Administrative Agent shall designate in writing to the Borrower.

      This Replacement Term Note is a Term Note referred to in, and evidences indebtedness incurred under, the Amended and Restated Credit Agreement, to which reference is made for a description of the security for this Replacement Term Note and for a statement of the terms and conditions on which the Borrower is permitted to make prepayments and repayments of principal of the indebtedness evidenced by this Note and on which such indebtedness may be declared to be immediately due and payable. Unless otherwise defined, terms used herein have the meanings provided in the Amended and Restated Credit Agreement.

      All parties hereto, whether as makers, endorsers, or otherwise, severally waive diligence, presentment for payment, demand, protest and notice of dishonor and non-payment of this Note.

      This Replacement Term Note shall be construed under, and governed by the laws of the State of New York, without regard to its conflict of laws rules which would make the laws of another jurisdiction applicable.

      This Replacement Term Note is given in replacement of and substitution for, but not in payment of, the Term Note, dated January 19, 2001 in the original principal amount of $40,000,000.00 issued by the Borrower to the Administrative Agent.

                                    WILSON GREATBATCH LTD.


                                    By _____________________________

                                    Name: __________________________

                                    Title: _________________________


--------------------------------------------------------------------------------
                       Basis of
                       Interest                Amount of   Aggregate
                       Rate          Libor     Principal   Unpaid      Notation
Date Loan  Amount of   (Prime Rate   Period    Paid or     Principal   Made By
Made       Loan Made   or Libor      Dates     Prepaid     Balance     And Date
                       Rate)
--------------------------------------------------------------------------------

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

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                                       4

                                    EXHIBIT D

                                     FORM OF
                        REPLACEMENT REVOLVING CREDIT NOTE


      $20,000,000.00                                               June __, 2001
                                                               Buffalo, New York


FOR VALUE RECEIVED, the undersigned, WILSON GREATBATCH LTD., a New York corporation (the "Borrower"), hereby promises to pay to the order of MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation, as Administrative Agent for the Lenders, (the "Administrative Agent"), on or before, July 1, 2006, the principal amount of TWENTY MILLION DOLLARS ($20,000,000.00) or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lenders to the Borrower pursuant to the Amended and Restated Credit Agreement dated as of June ___, 2001, by and among the Borrower, the Lenders party thereto and the Administrative Agent (as amended, supplemented, amended and restated or otherwise modified from time to time, the "AMENDED AND RESTATED CREDIT AGREEMENT"). All capitalized terms used in this Replacement Revolving Credit Note, unless otherwise specifically defined herein, shall have the meaning ascribed to them in the Amended and Restated Credit Agreement.

      The Borrower further agrees to pay interest on the unpaid principal amount of the Revolving Credit Loans outstanding from time to time under this Replacement Revolving Credit Note at the times and at the rates per annum as provided in the Amended and Restated Credit Agreement.

      All payments of principal of and interest on this Replacement Revolving Credit Note shall be made at the Principal Office of the Administrative Agent in lawful money of the United States and in immediately available funds, or at such other place as the Administrative Agent shall designate in writing to the Borrower.

      The Borrower hereby waives diligence, presentment, protest and demand, and also notice of protest, demand, dishonor and nonpayment of this Replacement Revolving Credit Note.

      This Replacement Revolving Credit Note shall be construed under, and governed by the laws of the State of New York, without regard to its conflict of laws rules which would make the laws of another jurisdiction applicable.

      This Replacement Revolving Credit Note is a Replacement Revolving Credit Note referred to in, and is entitled to the benefits of, the Amended and Restated Credit Agreement. The Amended and Restated Credit Agreement, among other things, contains provisions for acceleration of the maturity of this Replacement Revolving Credit Note upon the happening of certain stated events and also for prepayments on account of the principal of this Replacement Revolving Credit Note prior to maturity upon the terms and conditions therein specified.

      This Replacement Revolving Credit Note is given in replacement of and substitution for, but not in payment of, the Revolving Credit Note, dated January 12, 2001 in the maximum principal amount of $20,000,000.00 issued by the Borrower to the Administrative Agent.

                                          WILSON GREATBATCH LTD.



                                          By:__________________________

                                          Name:________________________

                                          Title:_______________________

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                       Basis of
                       Interest                Amount of   Aggregate
                       Rate          Libor     Principal   Unpaid      Notation
Date Loan  Amount of   (Prime Rate   Period    Paid or     Principal   Made By
Made       Loan Made   or Libor      Dates     Prepaid     Balance     And Date
                       Rate)
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

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

                                    EXHIBIT E

                      FORM OF REQUEST FOR CREDIT LINE LOAN

                                                       Date: ___________, ____


To:   Manufacturers and Traders Trust Company, as Administrative Agent

Ladies and Gentlemen:

      Reference is made to that certain Amended and Restated Credit Agreement dated as of June __, 2001 (as from time to time amended, extended, restated, modified or supplemented, the "CREDIT AGREEMENT") among Wilson Greatbatch Ltd., a Delaware corporation (the "BORROWER"), the Lenders as a Party thereto, and Manufacturers and Traders Trust Company, as Administrative Agent (the "ADMINISTRATIVE AGENT"). Unless otherwise defined herein, capitalized terms used herein have the respective meanings assigned to them in the Credit Agreement.

      The undersigned hereby requests a Borrowing of Credit Line Loans on ___________, in the aggregate amount of $__________ consisting of the following:

      / / ALR Borrowing in the amount of $______ with an Interest Period of ____ months.

      / /   ABR Borrowing in the amount of $________.


      The foregoing request complies with the requirements of SECTION 2.03 of the Credit Agreement. The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the above date, before and after giving effect and to the application of the proceeds of the Credit Line Loans requested hereunder:

            (a) The representations and warranties made by Borrower in the Agreement, or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection therewith, are and will be correct on and as of the date of this Revolving Credit Borrowing, except to the extent that such representations and warranties specifically refer to any earlier date; and

            (b) no Default or Event of Default has occurred and is continuing on the date hereof or after giving effect to this Revolving Credit Borrowing.

                              WILSON GREATBATCH LTD.

                              By: _______________________________
                              Name: _____________________________
                              Title: ____________________________

                      FORM OF REQUEST FOR SWINGLINE LOAN

                                                       Date: ___________, ____


To: Manufacturers and Traders Trust Company, as Swingline Lender and as Administrative Agent

Ladies and Gentlemen:

      Reference is made to that certain Amended and Restated Credit Agreement dated as of June __, 2001 (as from time to time amended, extended, restated, modified or supplemented, the "CREDIT AGREEMENT") among Wilson Greatbatch Ltd., a Delaware corporation (the "BORROWER"), the Lenders as a Party thereto, and Manufacturers and Traders Trust Company, as Administrative Agent (the "ADMINISTRATIVE AGENT"). Unless otherwise defined herein, capitalized terms used herein have the respective meanings assigned to them in the Credit Agreement.

      / / The undersigned hereby requests a Borrowing of Swingline Loan on ___________, in the aggregate amount of $__________. Such Borrowing shall consist of one (1) ABR Borrowing.


      The foregoing request complies with the requirements of SECTION 2.04 of the Credit Agreement. The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the above date, before and after giving effect and to the application of the proceeds of the Swingline Loan requested hereunder:

            (a) The representations and warranties made by Borrower in the Agreement, or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection therewith, are and will be correct on and as of the date of this Revolving Credit Borrowing, except to the extent that such representations and warranties specifically refer to any earlier date; and

            (b) no Default or Event of Default has occurred and is continuing on the date hereof or after giving effect to this Revolving Credit Borrowing.

                              WILSON GREATBATCH LTD.

                              By: _______________________________
                              Name: _____________________________
                              Title: ____________________________

                                   EXHIBIT F1



                        FORM OF INTEREST ELECTION REQUEST
                            FOR TERM LOAN BORROWING

                                                       Date: ___________, ____


To:   Manufacturers and Traders Trust Company, as Administrative Agent

Ladies and Gentlemen:

      Reference is made to that certain Amended and Restated Credit Agreement dated as of June __, 2001 (as from time to time amended, extended, restated, modified or supplemented, the "CREDIT AGREEMENT") among Wilson Greatbatch Ltd., a Delaware corporation (the "BORROWER"), the Lenders as a Party thereto, and Manufacturers and Traders Trust Company, as Administrative Agent (the "ADMINISTRATIVE AGENT"). Unless otherwise defined herein, capitalized terms used herein have the respective meanings assigned to them in the Credit Agreement.

      1. The undersigned hereby requests a [continuation] [conversion] of a Borrowing of Term Loans on ___________, 200_, (the "Effective Date") in the aggregate amount of $__________.

      2.    The Borrowing of Term Loans is to be [converted into]
[continued as]:

      / /   ALR Borrowing with an Interest Period of ____ months.

      / /   ABR Borrowing.


      The foregoing request complies with the requirements of SECTION 2.07 of the Credit Agreement. The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the above date, before and after giving effect and to the continuation or conversion of the Borrowing of Term Loans requested hereunder:

            (a) The representations and warranties made by Borrower in the Agreement, or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection therewith, are and will be correct on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to any earlier date; and

            (b) no Default or Event of Default has occurred and is continuing on the date hereof or after giving effect to this Interest Election Request.

                              WILSON GREATBATCH LTD.

                              By: _______________________________
                              Name: _____________________________
                              Title: ____________________________

                                   EXHIBIT F2

                        FORM OF INTEREST ELECTION REQUEST
                         FOR REVOLVING CREDIT BORROWING

                                                       Date: ___________, ____


To:   Manufacturers and Traders Trust Company, as Administrative Agent

Ladies and Gentlemen:

      Reference is made to that certain Amended and Restated Credit Agreement dated as of June __, 2001 (as from time to time amended, extended, restated, modified or supplemented, the "CREDIT AGREEMENT") among Wilson Greatbatch Ltd., a Delaware corporation (the "BORROWER"), the Lenders as a Party thereto, and Manufacturers and Traders Trust Company, as Administrative Agent (the "ADMINISTRATIVE AGENT"). Unless otherwise defined herein, capitalized terms used herein have the respective meanings assigned to them in the Credit Agreement.

      1. The undersigned hereby requests a [continuation] [conversion] of a Borrowing of Revolving Credit Loans on ___________, 200_, (the "Effective Date") in the aggregate amount of $__________.

      2. The Borrowing of Revolving Credit Loans is to be [converted into] [continued as]:

      / /   ALR Borrowing with an Interest Period of ____ months.

      / /   ABR Borrowing.


      The foregoing request complies with the requirements of SECTION 2.07 of the Credit Agreement. The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the above date, before and after giving effect and to the continuation or conversion of a Borrowing of Revolving Credit Loans requested hereunder:

            (a) The representations and warranties made by Borrower in the Agreement, or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection therewith, are and will be correct on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to any earlier date; and

            (b) no Default or Event of Default has occurred and is continuing on the date hereof or after giving effect to this Interest Election Request.

                              WILSON GREATBATCH LTD.

                              By: _______________________________
                              Name: _____________________________
                              Title: ____________________________

                                    EXHIBIT G



                             WILSON GREATBATCH LTD.

                   -------------------------------------------


                             COMPLIANCE CERTIFICATE

                   -------------------------------------------



From:  WILSON GREATBATCH LTD. (the "Borrower")

To: MANUFACTURERS AND TRADERS TRUST COMPANY, as Administrative Agent (the "Administrative Agent")

Date: __________, 200___



      The undersigned certifies that he is the _________ of the Borrower and that as ________ of the Borrower, the undersigned is authorized to execute and deliver this Certificate in the name and on behalf of the Borrowers. All terms not otherwise defined herein shall have the meaning ascribed to such term in the Credit Agreement (as defined below). The undersigned further certifies that:

      1. This Certificate is being delivered on the date first written above in connection with Section 5.01(c) of the Amended and Restated Credit Agreement, dated as of June ___, 2001 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement") among the Borrower, the Lenders party thereto (the "Lenders") and the Administrative Agent. All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Credit Agreement.

      2. Attached hereto is a true, correct and complete copy of the Consolidated financial statements of the Borrower and its Subsidiaries for the fiscal [quarter] [year] ended _______, ______ required to be delivered to the Administrative Agent pursuant to Section 5.01 of the Credit Agreement setting forth in each case in comparative form, the figures for the previous fiscal [quarter] [year]. Such Consolidated and Consolidating financial statements present fairly in all material respects the financial condition and results of operations on a Consolidated basis in accordance with GAAP consistently applied, subject, in the case of the quarterly financial statements, to normal year-end audit adjustments and the absence of footnotes.

      3. During the fiscal [quarter] [year] ended ________, _______ (the "Measurement Period") the Borrower has observed or performed all of its covenants and other agreements and satisfied every condition contained in the Credit Agreement, the Term Note, the Revolving Credit Note and all other Loan Documents to be observed, performed or satisfied by it.

      4. For the Measurement Period, the Borrower and its Guarantors have complied with each of the financial covenants in Section 6.10 of the Credit Agreement. Attached to this Certificate in Schedule A are detailed calculations demonstrating the Borrower's compliance with each of said financial covenants.

      5. As of the date of this Certificate no Default or Event of Default has occurred and is continuing. If an Event of Default has occurred and is continuing, attached hereto is a description specifying the details thereof and any action taken or proposed to be taken with respect thereto.

      IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate in the name and on behalf of the Borrower on and as of the date first written above.

                                          WILSON GREATBATCH, INC.


                                          By: _____________________________
                                              Title:

                                   SCHEDULE A

                             FINANCIAL CALCULATIONS








                                       3